Exhibit 10.1

DEPARTMENT OF VETERANS AFFAIRS BUILDINGS

USFP PORTFOLIO

PURCHASE AND SALE AGREEMENT

between

THE SELLERS IDENTIFIED HEREIN

and

EASTERLY GOVERNMENT PROPERTIES LP,

a Delaware limited partnership

AS PURCHASER

Dated as of September 30, 2021

i

Exhibits

Exhibit A	List of Sellers, Companies and Properties
Exhibit B-1	Legal Description of Birmingham Land
Exhibit B-2	Legal Description of Chattanooga Land
Exhibit B-3	Legal Description of Columbus Land
Exhibit B-4	Legal Description of Corpus Christi Land
Exhibit B-5	Legal Description of Jacksonville Land
Exhibit B-6	Legal Description of Lenexa Land
Exhibit B-7	Legal Description of Lubbock Land
Exhibit B-8	Legal Description of Marietta Land
Exhibit B-9	Legal Description of Phoenix Land
Exhibit B-10	Legal Description of San Antonio Land
Exhibit C	List of Service Agreements
Exhibit D	Form of Assignment and Assumption of Membership Interests
Exhibit E	Form of Resignation of Manager
Exhibit F	List of Construction Contracts
Exhibit G	Financial Statements of Each Company
Exhibit H	Form of Contractor Estoppel
Exhibit I	Form of Vendor Notice Letter
Exhibit J	Form of Novation Agreement
Exhibit K	Form of FIRPTA
Exhibit L	Form of Statement of Lease
Exhibit M	Form of Mechanics’ Lien Indemnity
Exhibit N	Form of Lubbock Ground Lease Estoppel Certificate
Exhibit O	Form of Lubbock Ground Lease Consent and Waiver
Exhibit P	Form of Lenexa City Lease Estoppel Certificate
Exhibit Q	Form of Owner’s Affidavit and Gap Indemnity
Exhibit R	Form of Non-Imputation Endorsement Affidavit

Schedules

Schedule 2.2(b)	List of Financial Institutions
Schedule 2.3	Allocation of Purchase Price
Schedule 2.4(b)	List of Stabilized Operating Income
Schedule 2.4(c)	Estimated Operating Income Variance
Schedule 2.5(b)	Allocation of Aggregate Deposit
Schedule 4.1	List of Property Information
Schedule 5.1	List of Anticipated Completion Dates
Schedule 6.1	Seller Representations and Warranties
Schedule 6.1(f)	List of Government Lease and Supplements and Licenses
Schedule 6.1(m)	List of Unspent and Unfunded Tenant Inducement Costs
Schedule 6.2	Company Representations and Warranties
Schedule 6.2(j)(ii)	List of Post-Closing Taxes
Schedule 6.2(j)(vi)	List of Federal Tax Payor Numbers
Schedule 6.2(q)	List of Warranties

Schedule 6.3	List of Seller Knowledge Parties
Schedule 6.5(d)	List of Substantial Completion Deliveries
Schedule 11.2	List of Purchaser Designees

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made as of the 30th day of September, 2021, by and between the entities listed on Exhibit A attached hereto and made a part hereof (each, a “Seller” and collectively, the “Sellers”), and Easterly Government Properties LP, a Delaware limited partnership (“Purchaser”).

Article I.
DEFINITIONS

Section 1.1Defined Terms.  The capitalized terms used herein will have the following meanings.

“1031 Exchange” has the meaning assigned thereto in Section 11.18.

“1031 Indemnified Party” has the meaning assigned thereto in Section 11.18.

“7.2(i) Cap Amount” has the meaning assigned thereto in Section 7.2

“7.2(ii) Cap Amount” has the meaning assigned thereto in Section 7.2.

“Actual Operating Income” has the meaning assigned thereto in Section 2.4(b).

“Aggregate Cap” has the meaning assigned thereto in Section 6.4(b).

“Aggregate Deposit” has the meaning assigned thereto in Section 2.5(b).

“Aggregate Purchase Price” has the meaning assigned thereto in Section 2.3 “Agreement” means this Purchase and Sale Agreement, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified.

“ALTA Survey” has the meaning assigned thereto in Section 3.1.

“Anticipated Completion Date” means, with respect to each Property, the date set forth for such Property on Schedule 5.1, which date is the date on which Substantial Completion of such Property is anticipated to occur.

“Apex Fire Underpayment” has the meaning assigned thereto on Schedule 6.1.

“Birmingham Company” has the meaning assigned thereto on Exhibit A.

“Birmingham Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Birmingham Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“Birmingham Land” means the parcel(s) of land situated in Birmingham, Alabama more particularly described on Exhibit B-1, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the Birmingham Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“Birmingham Property” means, collectively, the Birmingham Land, the Birmingham Improvements, the Birmingham Company’s Personal Property, the Government Lease for the Birmingham Real Property, the Licenses at the Birmingham Property, if any, the Rents under such Government Lease and Licenses, the Birmingham Service Agreements and the other Intangibles of the Birmingham Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“Birmingham Seller” has the meaning assigned thereto on Exhibit A.

“Birmingham Service Agreements” means any and all of the Birmingham Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Birmingham Land, the Birmingham Improvements or the Birmingham Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.5(b) hereof.

“Broker” means Newmark Grubb Knight Frank.

“Business Day”  means every day other than Saturdays, Sundays and any state or federal holiday on which financial institutions or post offices are generally closed in the District of Columbia or Missouri.

“Business Taxes”  means the following as applied to the applicable Property or Company: (i) Alabama Business Privilege Tax; (ii) Georgia Franchise Tax based on net worth; (iii) Tennessee Excise Tax; and (iv) Texas Franchise Tax based on gross receipts.

“Cap” has the meaning assigned thereto in Section 6.4(b).

“Cap Rate” has the meaning assigned thereto in Section 2.4(b).

“Chattanooga Company” has the meaning assigned thereto on Exhibit A.

“Chattanooga Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Chattanooga Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“Chattanooga Land” means the parcel(s) of land situated in Chattanooga, Tennessee more particularly described on Exhibit B-2, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the Chattanooga Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“Chattanooga Property” means, collectively, the Chattanooga Land, the Chattanooga Improvements, the Chattanooga Company’s Personal Property, the Government Lease for the Chattanooga Real Property, the Licenses at the Chattanooga Land and Chattanooga Improvements, if any, the Rents under such Government Lease and Licenses, the Chattanooga Service Agreements and the other Intangibles of the Chattanooga Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“Chattanooga Seller” has the meaning assigned thereto on Exhibit A.

“Chattanooga Service Agreements” means any and all of the Chattanooga Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Chattanooga Land, the Chattanooga Improvements or the Chattanooga Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.4(b) hereof.

“Closing” has the meaning assigned thereto in Section 5.1.

“Closing Date” has the meaning assigned thereto in Section 5.1.

“Closing Statement” has the meaning assigned thereto in Section 2.7(d).

“Columbus Company” has the meaning assigned thereto on Exhibit A.

“Columbus Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Columbus Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“Columbus Land” means the parcel(s) of land situated in Columbus, Georgia more particularly described on Exhibit B-3, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the Columbus Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“Columbus Property” means, collectively, the Columbus Land, the Columbus Improvements, the Columbus Company’s Personal Property, the Government Lease for the Columbus Real Property, the Licenses at the Columbus Land and Columbus Improvements, if any, the Rents under such Government Lease and Licenses, the Columbus Service Agreements and the other Intangibles of the Columbus Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“Columbus Seller” has the meaning assigned thereto on Exhibit A.

“Columbus Service Agreements” means any and all of the Columbus Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Columbus Land, the Columbus Improvements or the Columbus Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.4(b) hereof.

“Company” means, each of the (1) Birmingham Company, (2) Chattanooga Company, (3) Columbus Company, (4) Corpus Christi Company, (5) Jacksonville Company, (6) Lenexa Company, (7) Lubbock Company, (8) Marietta Company, (9) Phoenix Company, or (10) San Antonio Company, and “Companies” means the collective reference to all of the foregoing.

“Company Certificate of Formation” has the meaning assigned thereto in Section 6.2(a)(iv).

“Company LLC Agreement” has the meaning assigned thereto in Section 6.2(a)(iv).

“Company’s Organizational Documents” has the meaning assigned thereto in Section 6.2(a)(iv).

“Completed Property” means each of the: (i) Chattanooga Property; (ii) Lenexa Property; and (iii) Lubbock Property, and “Completed Properties” means the collective reference to all of the foregoing.

“Contractor” has the meaning assigned thereto in Section 6.5(d)(ii).

“Contractor Estoppel Certificate” has the meaning assigned thereto in Section 5.6(i).

“Construction Contracts” means, with respect to each Company, (i) the construction contract, (ii) engineer’s agreement, and (iii) architect’s agreement, listed next to such Company’s name on Exhibit F attached thereto and made a part hereof.

“Continued Service Agreements” has the meaning assigned thereto in Section 6.4(b).

“Corpus Christi Company” has the meaning assigned thereto on Exhibit A.

“Corpus Christi Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Corpus Christi Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“Corpus Christi Land” means the parcel(s) of land situated in Corpus Christi, Texas more particularly described on Exhibit B-4, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the Corpus Christi Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“Corpus Christi Property” means, collectively, the Corpus Christi Land, the Corpus Christi Improvements, the Corpus Christi Company’s Personal Property, the Government Lease for the Corpus Christi Real Property, the Licenses at the Corpus Christi Land and Corpus Christi

Improvements, if any, the Rents under such Government Lease and Licenses, the Corpus Christi Service Agreements and the other Intangibles of the Corpus Christi Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“Corpus Christi Seller” has the meaning assigned thereto on Exhibit A.

“Corpus Christi Service Agreements” means any and all of the Corpus Christi Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Corpus Christi Land, the Corpus Christi Improvements or the Corpus Christi Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.4(b) hereof.

“Defects” has the meaning assigned thereto in Section 3.2.

“Deposit” has the meaning assigned thereto in Section 2.5(b).

“Effective Date” means the date of execution and delivery of this Agreement by the parties hereto, which date shall be entered into the opening paragraph of this Agreement.

“Environmental Laws” means any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Emergency Planning and Community‑Right‑to‑Know Act (42 U.S.C. § 11001 et seq.), the Endangered Species Act (16 U.S.C. § 1531 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and those relating to lead based paint and the regulations promulgated pursuant to said laws, all as amended from time to time.

“Environmental Reports” has the meaning assigned thereto in Section 6.1(n).

“Escrow Agent” has the meaning assigned thereto in Section 2.5.

“Excluded Assets” has the meaning assigned thereto in Section 2.2(b).

“Executive Order 13224” has the meaning assigned thereto in Section 6.1(o).

“Existing Survey” has the meaning assigned thereto in Section 3.1.

“Financial Information” has the meaning assigned thereto in Section 11.6(b).

“First Aggregate Deposit” has the meaning assigned thereto in Section 2.5(a)

“FM Delay Event” means cessation or suspension of services (including, without limitation, services rendered by a recording office, title company, nationally recognized overnight delivery service, or the Government or tenant agency in occupancy of the Property) or the halting of commerce and the transaction of business regionally, nationally or within an industry, in each case as a result of any actual or threatened health emergency, epidemic, pandemic, quarantine, or other health risk, including, without limitation, health risks declared or recognized by the Centers for Disease Control, the World Health Organization, or any public health department and which such event actually causes delay for either Seller or Purchaser, as applicable, in the performance of their applicable obligations hereunder.

“Funded Maintenance Account” has the meaning assigned thereto in Section 5.4(d).

“Government” means the United States Government.

“Government Lease” means, with respect to each Property, that certain Lease with the Government for the use of the Property by the Department of Veterans Affairs, as identified for such Property on Schedule 6.1(f) hereto (including, without limitation, all amendments and supplements identified on Schedule 6.1(f) with respect to such Lease), together with all contracts and purchase orders entered into between the applicable Company or any predecessor lessor and the Government, and all modifications to any such lease, contract or purchase order, made between the Government and the applicable Company or its predecessor as lessor before the Effective Date of this Agreement for such Property, if any.

“Hazardous Materials” means any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos‑containing materials, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, paint containing more than .05% lead by dry weight (“Lead Based Paint”), infectious substances, radon or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws.  “Hazardous Materials” do not include small quantities of chemicals and other substances used as janitorial supplies or otherwise customarily used in constructing, maintaining and operating property similar to the Property; provided that all such chemicals and other substances are properly handled and stored in accordance with all applicable Environmental Laws.

“Improvements” means, as applicable, the (1) Birmingham Improvements: (2) Chattanooga Improvements, (3) Columbus Improvements, (4) Corpus Christi Improvements, (5) Jacksonville Improvements, (6) Lenexa Improvements, (7) Lubbock Improvements, (8) Marietta Improvements, (9) Phoenix Improvements, or (10) San Antonio Improvements.

“Independent Contract Consideration” has the meaning assigned thereto in Section 2.6.

“Inspection Expiration Date” means 6:00 P.M. (local time at the Property) on October 8, 2021.

“Inspection Period” means the period beginning on the Effective Date and ending on the Inspection Expiration Date, provided that Purchaser may terminate the Inspection Period at an earlier time by delivering to Seller written notice of such earlier termination.

“Intangibles” means, with respect to each Property, any and all of the applicable Company’s right, title and interest in and to (i) all Service Agreements applicable to such Property,

(ii) all warranties and guaranties (express or implied) issued to such Company in connection with such Company’s Improvements and the construction thereof or such Company’s Personal Property, (iii) all permits, licenses, approvals and authorizations issued by any governmental authority in connection with the operation, maintenance or construction of such Company’s Improvements, (iv) construction drawings, engineering drawings, plans and specifications with respect to such Company’s Improvements and the construction thereof, and (v) the right to the identifying name, if any, of such Company’s Improvements.

“Jacksonville Company” has the meaning assigned thereto on Exhibit A.

“Jacksonville Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Jacksonville Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“Jacksonville Land” means the parcel(s) of land situated in Jacksonville, Florida more particularly described on Exhibit B-5, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the Jacksonville Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“Jacksonville Property” means, collectively, the Jacksonville Land, the Jacksonville Improvements, the Jacksonville Company’s Personal Property, the Government Lease for the Jacksonville Real Property, the Licenses at the Jacksonville Land and Jacksonville Improvements, if any, the Rents under such Government Lease and Licenses, the Jacksonville Service Agreements and the other Intangibles of the Jacksonville Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“Jacksonville Seller” has the meaning assigned thereto on Exhibit A.

“Jacksonville Service Agreements” means any and all of the Jacksonville Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Jacksonville Land, the Jacksonville Improvements or the Jacksonville Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.4(b) hereof.

“Land” means, as applicable, the (1) Birmingham Land, (2) Chattanooga Land, (3) Columbus Land, (4) Corpus Christi Land, (5) Jacksonville Land, (6) Lenexa Land, (7) Lubbock Land, (8) Marietta Land, (9) Phoenix Land, or (10) San Antonio Land.

“Lease Broker” has the meaning assigned thereto in Section 6.1(g).

“Lenexa City Lease Estoppel Certificate” has the meaning assigned thereto in Section 5.6(o).

“Lenexa Company” has the meaning assigned thereto on Exhibit A.

“Lenexa Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Lenexa Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“Lenexa Land” means the parcel(s) of land situated in Lenexa, Kansas more particularly described on Exhibit B-6, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the Lenexa Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“Lenexa Property” means, collectively, the Lenexa Land, the Lenexa Improvements, the Lenexa Company’s Personal Property, the Government Lease for the Lenexa Real Property, the Licenses at the Lenexa Land and Lenexa Improvements, if any, the Rents under such Government Lease and Licenses, the Lenexa Service Agreements and the other Intangibles of the Lenexa Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“Lenexa Property City Leases” means, collectively, (i) that certain Base Lease Agreement dated May 1, 2021, by and between Lenexa Seller, as lessor, and the City of Lenexa, KS, at tenant, pursuant to which the City of Lenexa, KS leases the Lenexa property from Lenexa Seller (the “Lenexa Property City Base Lease”), and (ii) that certain Lease dated May 1, 2021, between the City of Lenexa, KS, as “Issuer,” and Lenexa Seller, as tenant, pursuant to which the Lenexa Seller leases-back the Lenexa Property from the City of Lenexa, KS (the “Lenexa Property City Lease-Back Lease”).

“Lenexa Seller” has the meaning assigned thereto on Exhibit A.

“Lenexa Service Agreements” means any and all of the Lenexa Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Lenexa Land, the Lenexa Improvements or the Lenexa Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.4(b) hereof.

“Licenses” means with respect to each Property, the licenses or other agreements for the leasing or licensing of rooftop space or equipment for installation or use for telecommunications equipment, cable access and other space, equipment and facilities that are located on or within such Property.

“Like Kind Exchange Provisions” has the meaning assigned thereto in Section 11.18.

“Losses” has the meaning assigned thereto in Section 4.6.

“Lubbock Company” has the meaning assigned thereto on Exhibit A.

“Lubbock Ground Lease” means that certain Ground Lease dated January 23, 2019, by and between Lubbock Ground Lessor, as lessor, and Lubbock Company, as lessee, pursuant to which Lubbock Company leases the Lubbock Land from Lubbock Ground Lessor.

“Lubbock Ground Lease Consent and Waiver” has the meaning assigned thereto in Section 5.6(n)(ii).

“Lubbock Ground Lease Estoppel Certificate” has the meaning assigned thereto in Section 5.6(n)(i).

“Lubbock Ground Lessor” means Texas Tech University Health Sciences Center.

“Lubbock Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Lubbock Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“Lubbock Land” means the parcels of land situated in Lubbock, Texas more particularly described on Exhibit B-7, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the Lubbock Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“Lubbock Property” means, collectively, Lubbock Company’s right, title and interest in and to the Lubbock Ground Lease, the Lubbock Improvements, the Lubbock Company’s Personal Property, the Government Lease for the Lubbock Real Property, the Licenses at the Lubbock Land and Lubbock Improvements, if any, the Rents under such Government Lease and Licenses, the Lubbock Service Agreements and the other Intangibles of the Lubbock Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“Lubbock Seller” has the meaning assigned thereto on Exhibit A.

“Lubbock Service Agreements” means any and all of the Lubbock Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Lubbock Land, the Lubbock Improvements or the Lubbock Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.4(b) hereof.

“Mandatory Cure Items” has the meaning assigned thereto in Section 3.3.

“Marietta Company” has the meaning assigned thereto on Exhibit A.

“Marietta Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Marietta Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“Marietta Land” means the parcel(s) of land situated in Marietta, Georgia more particularly described on Exhibit B-8, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the Marietta Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“Marietta Property” means, collectively, the Marietta Land, the Marietta Improvements, the Marietta Company’s Personal Property, the Government Lease for the Marietta Real Property, the Licenses at the Marietta Land and Marietta Improvements, if any, the Rents under such Government Lease and Licenses, the Marietta Service Agreements and the other Intangibles of the Marietta Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“Marietta Seller” has the meaning assigned thereto on Exhibit A.

“Marietta Service Agreements” means any and all of the Marietta Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Marietta Land, the Marietta Improvements or the Marietta Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.4(b) hereof.

“Membership Interests” has the meaning assigned thereto in Section 2.1.

“Non-Completed Property” means each of the: (i) Birmingham Property, (ii) Columbus Property, (iii) Corpus Christi Property, (iv) Jacksonville Property, (v) Marietta Property, (v) Phoenix Property, and (vi) San Antonio Property, and “Non-Completed Properties” means the collective reference to all of the foregoing.

“Non-Imputation Endorsement” has the meaning assigned thereto in Section 5.6(f).

“Normal Business Operations” means, with regard to each Property, the date that is the earlier of (i) eighteen (18) months following the lease commencement date for the applicable Government Lease, or (ii) the Department of Veterans Affairs is in occupancy of, and conducting business operations in, at least eighty-five percent (85%) of the building square footage of the applicable Property.

“Novation Agreement” has the meaning assigned thereto in Section 5.2(g).

“OFAC” has the meaning assigned thereto in Section 6.1(o).

“Operating Expenses” means, with respect to each Property, as of any date of determination thereof, all costs and expenses actually incurred and paid (regardless of whether such costs and expenses are paid or reimbursed from warranty coverage) by the Company owning such Property to any third parties, whether or not related to such Company, in the normal course of such

Company’s business and which relate to the leasing, ownership, operation and maintenance of such Property, during the twelve (12) month period immediately preceding the applicable date of determination for which Operating Income is being calculated in connection with the calculation of the adjustment to the applicable Purchase Price in accordance with Section 2.4(b) or Section 2.4(c), as applicable, including, without limitation actual (a) RE Taxes; (b) ground lease payments; (c) utility fees and expenses; (d) legal and accounting fees; (e) janitorial specifications and staffing expenses, but only to the extent such expenses are necessary to maintain the applicable Property in accordance with the terms of the applicable Government Lease and in a condition comparable to other properties of comparable size and utility (provided that the specifications in the Operation and Maintenance Plan (the “OMP”) for each Government Lease will control with regard to janitorial specifications and staffing if such OMP addresses specifications or staffing or both; and provided, further, the janitorial specification and staffing expenses will be based on pricing from a recognized market rate provider of such services such as Blackfin or companies substantially similar to Blackfin); (f) engineering staffing expenses (provided that the OMP for each Government Lease will control with regard to the headcount for engineering staff to be included in such calculation); (g) repairs and maintenance; and (h) Business Taxes; provided, however, that the following are specifically excluded from such calculation of Operating Expenses: (i) insurance premiums, (ii) replacement and repair reserves, and (iii) property management fees.

“Operating Income” means, with respect to each Property, (i) Operating Revenue minus (ii) Operating Expenses.

“Operating Revenue” means, with respect to each Property, as of any date of determination thereof, all actual revenue derived by the Company that owns such Property from the operation of such Property during the twelve (12) month period immediately preceding said date of determination, including, without limitation, any and all rents and other payments received by such Company from tenants of the Property under then current, binding leases, but expressly excluding equity contributions, loan proceeds, insurance proceeds (except for rental interruption insurance proceeds), condemnation awards, receipts derived from the sale of any capital asset of such Company; provided, however, that prepaid rents and prepaid parking charges (if any) shall spread over the time period to which they pertain.

“Permitted Exceptions” has the meaning assigned thereto in Section 3.5.

“Permitted Outside Parties” has the meaning assigned thereto in Section 11.1.

“Person” has the meaning assigned thereto in Section 6.2(a)(ii).

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information or biometric information or any other piece of information that allows the identification of such natural person or any other data which is considered “personal data”, “personal information” or “personally identifiable information” (or any similar concept thereto) as defined under applicable privacy or data security laws.

“Personal Property” means, with respect to each Property, all of the applicable Company’s right, title and interest in and to all tangible personal property located upon such Company’s Land or within such Company’s Improvements as of the Closing Date, including, without limitation, any and all appliances, furniture, art work, planters, canopies, carpeting, draperies and curtains, tools and supplies, inventories, equipment and other items of personal property owned by such Company used in connection with the operation, maintenance or construction of such Company’s Land and such Company’s Improvements.

“Phoenix Company” has the meaning assigned thereto on Exhibit A.

“Phoenix Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Phoenix Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“Phoenix Land” means the parcel(s) of land situated in Phoenix, Arizona more particularly described on Exhibit B-9, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the Phoenix Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“Phoenix Property” means, collectively, the Phoenix Land, the Phoenix Improvements, the Phoenix Company’s Personal Property, the Government Lease for the Phoenix Real Property, the Licenses at the Phoenix Land and Phoenix Improvements, if any, the Rents under such Government Lease and Licenses, the Phoenix Service Agreements and the other Intangibles of the Phoenix Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“Phoenix Seller” has the meaning assigned thereto on Exhibit A.

“Phoenix Service Agreements” means any and all of the Phoenix Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Phoenix Land, the Phoenix Improvements or the Phoenix Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.4(b) hereof.

“PILOT Obligations” has the meaning assigned thereto in Section 5.4(a)(ii).

“Property” means, as applicable, the (1) Birmingham Property, (2) Chattanooga Property, (3) Columbus Property, (4) Corpus Christi Property, (5) Jacksonville Property, (6) Lenexa Property, (7) Lubbock Property, (8) Marietta Property, (9) Phoenix Property, or (10) San Antonio Property.

“Property Information” has the meaning assigned thereto in Section 4.1.

“Punch List” has the meaning assigned thereto in Section 6.5(d)(iii).

“Punch List Escrow Amount” has the meaning assigned thereto in Section 6.5(d)(iii).

“Purchase Price” has the meaning assigned thereto in Section 2.3.

“Purchase Price Adjustment Date” has the meaning assigned thereto in Section 2.4(b).

“Purchaser” has the meaning assigned thereto in the Preamble to this Agreement.

“Purchaser Designee” has the meaning assigned thereto in Section 11.2.

“Purchaser Indemnified Parties” has the meaning assigned thereto in Section 6.4(b).

“Purchaser’s Environmental Update” has the meaning assigned thereto in Section 4.2.

“Pursuit Costs” has the meaning assigned thereto in Section 7.2.

“Pursuit Costs Cap” has the meaning assigned thereto in Section 7.2 “RE Tax Appeal” has the meaning assigned thereto in Section 5.4(l).

“RE Tax Reassessment” has the meaning assigned thereto in Section 5.4(b)(iv).

“RE Tax Year” has the meaning assigned thereto in Section 5.4(b)(ii).

“RE Taxes” has the meaning assigned thereto in Section 5.4(a)(ii)

“Real Property” means, with respect to each Property, the collective reference to the Land and Improvements that comprise a part of that Property.

“Rents” means, with respect to each Government Lease and any License, all rents and other sums due thereunder.

“San Antonio Company” has the meaning assigned thereto on Exhibit A.

“San Antonio Improvements” means the buildings, structures, fixtures, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the San Antonio Land as of the Closing Date, including, without limitation, that certain building constructed or to be constructed thereon by Seller pursuant to the applicable Government Lease.

“San Antonio Land” means the parcel(s) of land situated in San Antonio, Texas more particularly described on Exhibit B-10, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property as of the Closing Date, including any right, title and interest of the San Antonio Company in and to development rights, streets, alleys, easements or rights‑of‑way adjacent or appurtenant thereto.

“San Antonio Property” means, collectively, the San Antonio Land, the San Antonio Improvements, the San Antonio Company’s Personal Property, the Government Lease for the San Antonio Real Property, the Licenses at the San Antonio Land and San Antonio Improvements, if any, the Rents under such Government Lease and Licenses, the San Antonio Service Agreements and the other Intangibles of the San Antonio Company, but excluding (i) any property owned by tenants of the Real Property (including the Government), (ii) any personal property owned or leased by the manager of the Real Property, if any, or (iii) the Excluded Assets.

“San Antonio Seller” has the meaning assigned thereto on Exhibit A.

“San Antonio Service Agreements” means any and all of the San Antonio Company’s right, title and interest in and to all contracts and agreements listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the San Antonio Land, the San Antonio Improvements or the San Antonio Company’s Personal Property, which Purchaser elects to assume pursuant to the terms of Section 6.4(b) hereof.

“SDN List” has the meaning assigned thereto in Section 6.1(o).

“Second Aggregate Deposit” has the meaning assigned thereto in Section 2.5(b).

“Seller” and “Sellers” has the meaning assigned thereto in the Preamble to this Agreement.

“Seller Cure Items” has the meaning assigned thereto in Section 3.3.

“Seller Indemnified Parties” has the meaning assigned thereto in Section 6.7(b).

“Seller Reimbursable Costs” has the meaning assigned thereto in Section 5.4(i).

“Seller Response Notice” has the meaning assigned thereto in Section 3.3.

“Seller Response Period” has the meaning assigned thereto in Section 3.3.

“Service Agreements” means, as applicable, the (1) Birmingham Service Agreements: (2) Chattanooga Service Agreements, (3) Columbus Service Agreements, (4) Corpus Christi Service Agreements, (5) Jacksonville Service Agreements, (6) Lenexa Service Agreements, (7) Lubbock Service Agreements, (8) Marietta Service Agreements, (9) Phoenix Service Agreements, or (10) San Antonio Service Agreements.

“Stabilization Date” means, with respect to each Property, the date on which all of the following have occurred: (i) the lease commencement date for the applicable Government Lease has occurred, (ii) the Department of Veterans Affairs has commenced Normal Business Operations at the applicable Property, and (iii) the Government has commenced paying year two rent pursuant to such Government Lease for the entire premises under the applicable Government Lease.

“Stabilized Operating Income” has the meaning assigned thereto in Section 2.4(b).

“Stabilization Period” has the meaning assigned thereto in Section 2.4(b).

“Substantial Completion” means that the Government has executed and delivered to the applicable Company an amendment to such Company’s Government Lease establishing the lease commencement date for such Government Lease and providing that the Government accepts, in writing, the Improvements required to be constructed pursuant to such Government Lease as being substantially complete subject only to the completion of the applicable Punch List.

“Surveyor” has the meaning assigned thereto in Section 3.1.

“Survival Period” has the meaning assigned thereto in Section 6.4(a).

“Taxes” has the meaning assigned thereto in Section 6.2(j)(ii).

“Tenant Inducement Costs” means any out‑of‑pocket payments required under a lease or License to be paid by the lessor or licensor thereunder to or for the benefit of the tenant or licensee thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs and allowances, lease buyout costs, moving, design and refurbishment allowances and rent abatements.

“Terminated Company” has the meaning assigned thereto in Section 11.19.

“Threshold Amount” has the meaning assigned thereto in Section 6.4(b).

“Title Commitment” has the meaning assigned thereto in Section 3.1.

“Title Company” has the meaning assigned thereto in Section 3.1.

“Title Policy” has the meaning assigned thereto in Section 5.6(f).

“Title Notice” has the meaning assigned thereto in Section 3.2.

“USA Patriot Act” has the meaning assigned thereto in Section 6.1(o).

“Warranties” has the meaning assigned thereto in Section 6.1(q).

“Year 1 Rent Period” has the meaning assigned thereto in Section 2.4(c).

Article II.
PURCHASE AND SALE

Section 2.1Sellers and Company Structure.  Each Seller is the owner of 100% of the membership interests (the “Membership Interests) in the Company set forth next to such Seller’s name on Exhibit A attached hereto.  Each Company is the owner of the Property set forth next to such Company’s name on Exhibit A attached hereto.

Section 2.2Agreement of Purchase and Sale.

(a)Subject to the terms and conditions hereinafter set forth, each Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the Membership Interests in the Company owned by such Seller as reflected on Exhibit A attached hereto.

(b)Each Company shall make distributions of all cash balances held by that Company (provided that any Funded Maintenance Account shall be handled in accordance with Section 5.4(d)) (the “Excluded Assets”) (after satisfaction of the Company’s proration obligations set forth in this Agreement and the satisfaction of all other payment obligations of the Company) to the applicable Seller at or prior to its applicable Closing.  As of each Closing, the applicable

Company will hold no cash balances, except, if applicable, with respect to any Funded Maintenance Account if the same could not be withdrawn and replaced by Purchaser in accordance with Section 5.4(d) and will instead be credited to Seller at Closing.  The names and locations of all financial institutions with which each Company maintains accounts of any nature are listed on Schedule 2.2(b).  No draws or withdrawals from such accounts shall be made by a Seller after Closing.  Prior to each Closing, the applicable Seller shall designate to each financial institution in which its respective Company’s accounts are maintained the individuals listed by Purchaser as the sole persons eligible to make draws or withdrawals therefrom from and after the Closing Date for such Closing.

(c)Other than (i) the Permitted Encumbrances, and (ii) obligations under the Government Lease, the Continued Service Agreements, the Lubbock Ground Lease with respect to the Lubbock Property, and the Lenexa Property City Leases with respect to the Lenexa Property; in each case, applicable to the period from and after the applicable Closing, no Company shall have outstanding debts or obligations as of such Closing.

Section 2.3Purchase Price.  Each Seller agrees to sell and Purchaser agrees to purchase the Company owned by such Seller for the purchase price (each, a “Purchase Price”) allocated to such Company on Schedule 2.3 attached hereto and made a part hereof.  The aggregate purchase price for all of the Companies is SIX HUNDRED THIRTY-FIVE MILLION FIVE HUNDRED EIGHTY THREE THOUSAND AND NO/100 DOLLARS ($635,583,000.00) (the “Aggregate Purchase Price”).

Section 2.4Payment of the Purchase Price.

(a)The applicable Purchase Price, as increased or decreased by pro‑rations and adjustments as herein provided, shall be payable in full by Purchaser at each Closing in cash by wire transfer of immediately available funds to a bank account designated by Escrow Agent in writing to Purchaser prior to the Closing.

(b)On or prior to the last Business Day of the thirteenth (13th) full calendar month following each Stabilization Date for a Property (each, a “Purchase Price Adjustment Date”), Purchaser and the applicable Seller shall adjust the Purchase Price paid for the Membership Interests of the Company that owns such Property pursuant to this Section 2.4(b), provided that if as of an applicable Purchase Price Adjustment Date all information necessary to calculate Operating Income with respect to the applicable Property is not available, such Purchase Price Adjustment Date shall be extended to the date on which all such information is available.  The projected stabilized Operating Income for the first full twelve-month period following the Stabilization Date for each Property is set forth on Schedule 2.4(b) attached hereto and made a part hereof (each, a “Stabilized Operating Income”).  Each Purchase Price was determined using the Stabilized Operating Income for the applicable Property and a capitalization rate of five and one-quarter percent (5.25%) (the “Cap Rate”). On or prior to each Purchase Price Adjustment Date, the actual Operating Income for the applicable Property shall be determined for the first full twelve (12) month period following the Stabilization Date for such Property (each, a “Stabilization Period” and the actual Operating Income for such period being the “Actual Operating Income”). In the event that the Actual Operating Income is less than the Stabilized Operating Income set forth on Schedule 2.4(b) for such Property, the Purchase Price for such Property shall be reduced by an amount equal to the quotient of (i) (x) the positive difference between the Stabilized Operating Income and the Actual Operating Income, divided by (ii) the Cap Rate, and the applicable Seller shall pay to Purchaser the amount as so determined within fifteen (15) days following the date of such determination.  In the event that the Actual Operating Income is more than the Stabilized Operating Income set forth on Schedule 2.4(b) for such Property, the Purchase Price for such Property shall be increased by an amount equal to the quotient of (i) (x) the positive difference between the Actual Operating Income and the Stabilized Operating Income, divided by (ii) the Cap Rate, and Purchaser shall pay to the applicable Seller the amount as so determined within fifteen (15) days following the date of such determination.  The provisions of this Section 2.4(b) shall survive Closing.

(c)Following the determination of the adjustment of the Purchase Price pursuant to the above subsection, Purchaser and the applicable Seller shall also adjust the Purchase Price paid for the Membership Interests of the Company that owns such Property pursuant to this Section 2.4(c), provided that if at such time all information necessary to calculate adjustments pursuant to this subsection with respect to the applicable Property is not available, then the adjustment for purposes of this subsection shall be extended to the date on which all such information is available. At such time, the Operating Income for the first twelve months of operations for the applicable Property with the Government paying year one rent pursuant to such Government Lease (such period, the “Year 1 Rent Period”) shall be determined. The Purchase Price will either be increased or decreased by (x) the difference between the Actual Operating Income during the Stabilization Period (as determined pursuant to the subsection above) and the Operating Income during the Year 1 Rent Period, multiplied by (y) the percentage of the year during the Year 1 Rent Period that Purchaser actually owned the Membership Interests of the Company that owns the applicable Property (so that the credit or debit to the Purchase Price is applied only for the days of ownership by Purchaser during such year). If the foregoing adjustment results in a decrease to the Purchase Price, the applicable Seller shall pay to Purchaser the amount as so determined within fifteen (15) days following the date of such determination. If the foregoing adjustment results in an increase to the Purchase Price, Purchaser shall pay to the applicable Seller the amount as so determined within fifteen (15) days following the date of such determination. Set forth on Schedule 2.4(c) is the estimated variance in Operating Income for each Property and resulting estimated credit to Purchaser for each Property. The provisions of this Section 2.4(c) shall survive Closing.

(d)Any amount adjusted pursuant to this Section 2.4 shall be considered an adjustment to the Purchase Price for U.S. federal, state and local tax purposes.

Section 2.5Deposit of Earnest Money.

(a)No later than the second Business Day following the Effective Date, Purchaser shall deposit with Chicago Title Insurance Company (the “Escrow Agent”), having its office at c/o Washington, DC National Commercial Center, 1901 Pennsylvania Avenue, NW, Suite 201, Washington, DC 20006, Attn:  Eric Taylor, the sum of SIX MILLION THREE HUNDRED FIFTY-FIVE THOUSAND EIGHT HUNDRED THIRTY AND NO/100 DOLLARS ($6,355,830.00) (the “First Aggregate Deposit”), in good funds, by federal wire transfer.

(b)If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 4.3 below, Purchaser shall, within five (5) Business Days following the Inspection Expiration Date, deposit with the Escrow Agent the additional sum of SIX MILLION THREE HUNDRED FIFTY-FIVE THOUSAND EIGHT HUNDRED THIRTY AND NO/100 DOLLARS ($6,355,830.00) (the “Second Aggregate Deposit”), in good funds, by federal wire transfer  as an additional deposit under this Agreement.  The First Aggregate Deposit and the Second Aggregate Deposit are herein referred to collectively as the “Aggregate Deposit.”  The Aggregate Deposit has been allocated to each Company as set forth on Schedule 2.5(b) attached hereto and made a part hereof.  The portion of the Aggregate Deposit allocated to a Company as set forth on Schedule 2.5(b) is referred to herein as a “Deposit.”

(c)The Escrow Agent shall hold the Aggregate Deposit in a non-interest‑bearing account, in accordance with the terms and conditions of this Agreement, and each Deposit shall be distributed in accordance with the terms of this Agreement.  If Purchaser shall fail to timely deliver the First Deposit or the Second Deposit as required by this Agreement, this Agreement shall automatically terminate, in which event Escrow Agent shall promptly return any portion of the Aggregate Deposit then in its possession to Purchaser and thereafter neither party shall have any further rights, obligations or liabilities hereunder except for any obligations that expressly survive the termination of this Agreement.

Section 2.6Independent Contract Consideration.  Sellers and Purchaser acknowledge and agree that in all events One Hundred Dollars ($100) of the First Deposit shall be paid to Sellers if this Agreement is terminated for any reason (the “Independent Contract Consideration”). Sellers and Purchaser acknowledge and agree that the Independent Contract Consideration has been bargained for and agreed to as additional consideration for Sellers’ execution and delivery of this Agreement.  At each Closing, each Deposit (including the Independent Contract Consideration which shall be applied to the last Closing) shall be applied to the applicable Purchase Price payable at such Closing and the Aggregate Deposit shall be reduced by the amount of such Deposit as so applied.

Section 2.7Escrow Agent.

(a)The Escrow Agent shall hold and disburse the Aggregate Deposit (including each Deposit) in accordance with the terms of this Agreement, including the provisions of Section 4.3.  Sellers and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement.  The Escrow Agent shall not be liable for any damage, liability or loss arising out of its services pursuant to this Agreement, except for damage, liability or loss resulting from the willful or negligent conduct of the Escrow Agent or any of its officers or employees.  In the event of any dispute between Seller and Purchaser regarding the disbursement of the Aggregate Deposit or a portion thereof, or in the event the Escrow Agent shall receive conflicting demands or instructions with respect thereto, the Escrow Agent shall withhold disbursement of the Aggregate Deposit or such portion until such dispute is resolved.  Alternatively, the Escrow Agent shall be entitled to deposit the Aggregate Deposit into a court in accordance with Section 11.10, and to interplead Sellers and Purchaser in connection therewith.

(b)The Escrow Agent shall not be responsible for any interest on any portion of the Aggregate Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of all or any portion the Aggregate Deposit prior to the date interest is posted thereon.  The Escrow Agent may commingle funds received by it in escrow with escrow funds of others, and may, without limitation, deposit such funds in its custodial or escrow accounts with any reputable trust company, bank, savings bank, savings association, or other financial services entity.  All checks, money orders or drafts will be processed for collection in the normal course of business.  Purchaser will execute the appropriate Internal Revenue Service documentation for the giving of taxpayer identification information relating to the account in which the Aggregate Deposit is held.

(c)Sellers and Purchaser shall pay or reimburse the Escrow Agent for all expenses, disbursements and advances, including reasonable attorney’s fees, incurred or paid in connection with carrying out its duties under this Agreement.

(d)Escrow Agent shall prepare the closing statement for each Closing (each, a “Closing Statement”), which closing statement shall include the credits and pro-rations to be made by the parties for such Closing in accordance with Section 5.4 and the allocations of closing costs for such Closing set forth in Section 5.5.

(e)Sellers, Purchaser and Escrow Agent hereby agree and acknowledge that Escrow Agent shall act as “the real estate reporting person” with respect to each Closing pursuant to this Agreement pursuant to Internal Revenue Code Section 6045(e) and shall prepare and file all informational returns, including, without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e).  The Escrow Agent shall also remit to the proper authorities all state and local transfer taxes required in connection with each Closing under this Agreement.  Purchaser and Seller shall reasonably cooperate in connection with such filings.

(f)The Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Section 2.5, this Section 2.7 and Section 11.3.

Article III.
TITLE AND SURVEY

Section 3.1Title Inspection.

(a)Each Seller shall make available to Purchaser within three (3) Business Days after the Effective Date hereof (i) a copy of its respective Company’s existing owner’s title insurance policy for is respective Property, and (ii) the most recent survey of the Real Property owned by such Company in the possession of such Seller or its respective Company (each an “Existing Survey”).

(b)During the Inspection Period, Purchaser shall (a) obtain a current title commitment for each Property (“Title Commitment”) issued by Chicago Title Insurance Company or another reputable title company selected by Purchaser (the “Title Company”) for the issuance of a ALTA owner’s title insurance policy (or a TLTA policy with regard to Properties located in Texas), including extended coverage, with respect to each Real Property and (b) obtain with respect to each of the Completed Properties an update of each Existing Survey or a new ALTA survey (the “ALTA Survey”) of the Real Property comprising part of each Completed Property prepared by a surveyor or surveying firm, licensed by the state in which the applicable Real Property is located (the “Surveyor”).  With respect to each Non-Completed Property, Purchaser shall have the right to delay obtaining an ALTA Survey with respect to such Property until Substantial Completion of such Property occurs, in which event any objections Purchaser may have with respect to such ALTA Survey shall be subject to Section 3.3(b) below.

Section 3.2Title Objections.  With respect to each Property, the “Title Exam Deadline” shall be 5:00 p.m. (Eastern time) on the date that is the later to occur of (i) the Inspection Expiration Date, or (ii) the date that is the third (3rd) Business Day following the later of the date on which Purchaser has received the Title Commitment or the ALTA Survey for such Property (provided that for the latter deadline to apply, Purchaser must order the Title Commitment and, with respect to the Completed Properties the ALTA Survey, no later than three (3) days after the Effective Date.  Purchaser shall have until the applicable Title Exam Deadline to notify the Seller, in writing (each, a “Title Notice”), of such objections as Purchaser may have regarding the condition and status of the title to such Seller’s Company’s Property and any matter contained in the applicable Title Commitment or the applicable ALTA Survey (collectively, “Defects”), provided that, with respect to each Non-Completed Property, Purchaser shall provide objections only to the Title Commitment and the Existing Survey with respect to such Non-Completed Property, it being recognized that Purchaser will not obtain an ALTA Survey for the Non-Completed Properties until Substantial Completion has occurred (and any objections Purchaser may have with respect to any such ALTA Survey for a Non-Completed Property obtained after Substantial Completion shall be governed by Section 3.3(b)).  Any item contained in a Title Commitment, or any matter shown on an ALTA Survey for a Completed Property, or any matter shown on an Existing Survey for a Non-Completed Property, to which Purchaser does not object prior to the Title Exam Deadline shall be deemed a Permitted Exception.

Section 3.3Cure of Title Objections.

(a)Each Seller shall be obligated to cure and remove, or cause its respective Company to cure and remove, all of the following classes of Defects (“Mandatory Cure Items”) at or prior to its applicable Closing, if any (other than any Mandatory Cure Items caused by Purchaser):  (i) the liens of any assignment of leases and rents, financing statements and any vendor’s lien, any mortgage, trust deed or deed of trust or other financing lien caused by such Seller or its respective Company; (ii) tax liens caused by such Seller or its respective Company; (iii) mechanics and materialmen’s liens caused by such Seller or its respective Company; (iv) broker’s liens caused by such Seller or its respective Company; or (v) judgment liens caused by such Seller or its respective Company.  A Seller may elect, in its sole discretion, to cure and remove, or cause its respective Company to cure and remove, any Defect (other than Mandatory Cure Items as to which such Seller shall have no such election) by delivering written notice to Purchaser (“Seller Response Notice”) indicating that such Seller has elected to cure and remove any such matters (any such matters that a Seller elects to cure and remove, or to causes its respective Company to cure and remove, being “Seller Cure Items”).  Each Seller Response Notice shall be delivered to Purchaser not later than the sooner to occur of (I) five (5) Business Days after the applicable Seller’s receipt of the applicable Title Notice or (II) the Closing on the sale of such Seller’s Company (each, a “Seller Response Period”).  Each Seller shall have until its applicable

Closing to cure and remove, or causes its respective Company to cure and remove, any Seller Cure Items and all Mandatory Cure Items, and, a Seller may delay its respective Closing by up to thirty (30) days in order to cure and remove any such Seller Cure Items and Mandatory Cure Items.  If a Seller fails to provide a Seller Response Notice within the Seller Response Period set forth above, such Seller shall be deemed to have delivered a Seller Response Notice electing not to cure and remove any Defects identified by Purchaser in the applicable Title Notice.  If a Seller elects (or is deemed to have elected) not to cure and remove any Defect, Purchaser may elect, in its sole discretion, by delivery of written notice to the applicable Seller not later than the first to occur of (1) the date that is five (5) Business Days after Purchaser’s receipt of a Seller Response Notice (or the date on which a Seller is deemed to have elected not to cure any Defect), or (2) the applicable Closing, to either (a) proceed to the applicable Closing and accept title to the applicable Membership Interests with title to the applicable Real Property subject to those Defects that the respective Seller has refused to cure, or (b) terminate this Agreement with respect to the Company whose Property is the subject of the uncured Defects, in which event such Company shall be a Terminated Company, and Escrow Agent shall promptly return the Deposit allocated to such Seller’s Company on Schedule 2.5(b) to Purchaser and the provisions of Section 11.19 shall apply with respect to such Terminated Company.  If Purchaser fails to timely notify Seller of its election pursuant to the preceding sentence, Purchaser shall be deemed to have elected alternative (a).

(b)Whether or not Purchaser shall have furnished to a Seller any Title Notice pursuant to Section 3.2, Purchaser may, on or prior to a Closing Date, obtain updates of the Title Commitment and ALTA Survey (or obtain an initial ALTA Survey if Purchaser has delayed obtaining an ALTA Survey as set forth in Section 3.2) applicable to the Property owned by the Company that is the subject to such Closing, and Purchaser may notify the applicable Seller in writing of any objections to title first raised by (i) the Surveyor between the effective date of the ALTA Survey for such Property and such updated ALTA Survey (or raised by the Surveyor in an initial ALTA Survey if Purchaser has delayed obtaining an ALTA Survey as set forth in Section 3.2), or (ii) the Title Company between the effective date of the Title Commitment for such Property and such updated Title Commitment; provided, however, that Purchaser may not object to (A) any matters caused by, or requested by, Purchaser or (B) any matters that were previously disclosed on any Existing Survey if Purchaser is obtaining its initial ALTA Survey with regard to such Property.  With respect to any objections to title set forth in any such notice, each Seller shall have the same option to cure, or cause its respective Company to cure, and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement with respect to the Company whose Property is subject to such new title or survey matters as those which apply to any Title Notice made by Purchaser before the Title Exam Deadline; provided, however, that each Seller shall be required to remove, or causes its Respective Company to remove, all Mandatory Cure Items.  If a Seller elects to attempt to cure any such matters, the date for the applicable Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed thirty (30) days after the date for such Closing set forth in Section 5.1 hereof.

Section 3.4Title Cure Provisions.  If, on or prior to a Closing, the applicable Seller fails to cure and remove, or cause its respective Company to cure and remove, each of the Seller Cure Items that such Seller agreed to cure or cause its respective Company to cure and remove (pursuant to a Seller’s Response Notice), Purchaser may, at its option and by delivery of written notice to such Seller on or prior to the Closing, either (A) terminate this Agreement with respect to the

Company owned by such Seller in which event such Company shall be a Terminated Company, in which event such Company shall be a Terminated Company, Escrow Agent shall promptly return the Deposit allocated to such Seller’s Company on Schedule 2.5(b) to Purchaser and the provisions of Section 11.19 shall apply with respect to such Terminated Company, or (B) proceed to the applicable Closing and accept title to the Membership Interests with the applicable Seller’s Company’s Real Property subject to those Defects that such Seller has failed to cure or cause its respective Company to cure.  Notwithstanding the foregoing, each Seller shall be obligated to cure and remove, or cause its respective Company to cure and remove, the Mandatory Cure Items at or prior to Closing of such Seller’s Company.

Section 3.5Conveyance of Title; Permitted Exceptions.  At each Closing, the applicable Seller shall (i) convey and transfer to Purchaser good and marketable title to the applicable Membership Interests, free and clear of all liens and encumbrances, and (ii) the Company owned by such Seller will have good and marketable fee simple title (or, with respect to the Lubbock Property, leasehold title) to its respective Property, subject only to the Permitted Exceptions.  Evidence of delivery of such title to the applicable Real Property shall be the issuance by the Title Company of the Title Policy as described in Section 5.6(e).  The term “Permitted Exceptions” means the following:

(a)those matters of title and survey identified in the applicable Title Commitment and the applicable ALTA Survey and any update to such Title Commitment or such ALTA Survey, in each case to which the Purchaser has not objected to or waived pursuant to Section 3.2 or Section 3.3 hereof;

(b)the rights of the Government under the applicable Government Lease, as tenant only;

(c)the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date, subject to adjustment as herein provided;

(d)local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the applicable Property;

(e)any standard pre-printed exceptions which are required by the Title Company to be included on any Title Policy as customary for the county and state where the applicable Property is located, including mineral rights, water rights, claims or title to water, whether or not shown by the public records, other than those standard pre-printed exceptions that can be removed by the applicable Seller’s or Company’s delivery to the Title Company of a customary owner’s affidavit and “gap” indemnity (further provided that Purchaser acknowledges that any standard pre-printed exceptions relating to survey matters will remain unless Purchaser elects to obtain the ALTA Survey, to Title Company’s satisfaction);

(f)solely with respect to the Lubbock Property, the Lubbock Ground Lease; and

(g)solely with respect to the Lenexa Property, the Lenexa Property City Leases.

Article IV.
REVIEW OF PROPERTY

Section 4.1Due Diligence Materials To Be Delivered.  No later than three (3) Business Days following the Effective Date, Sellers shall deliver to Purchaser (or provide Purchaser with access to an electronic data room containing) copies of the documents, materials and information listed on Schedule 4.1 attached hereto (collectively, the “Property Information”) with respect to the Companies and the Properties to the extent such items exist and are in the possession or control of Sellers, the Companies or the Companies’ property or construction managers (other than information that is confidential or within the purview of the attorney-client privilege or the attorney work-product doctrine), and thereafter each Seller shall update such deliveries in accordance with Section 6.4(h).  Each Seller shall use, or shall cause the Company owned by such Seller to use, reasonable efforts to cause the consultant(s) that prepared the Environmental Reports for the Property owned by such Seller’s Company, and any consultant that prepared or prepares any other report with respect to such Property for Seller or such Company, to deliver to Purchaser a reliance letter permitting Purchaser to rely on such reports in form and content reasonably acceptable to Purchaser, provided that, if any such consultant requires the payment of a fee or charge for the issuance of a reliance letter, such Seller shall not be obligated to deliver such reliance letter to Purchaser unless Purchaser pays such fee or charge.

Section 4.2Right of Inspection.

(a)During the Inspection Period and, unless Purchaser has terminated this Agreement pursuant to Section 4.3, thereafter through Closing, Purchaser and its agents and representatives shall have the right to inspect all matters relating to the Companies and shall have reasonable access to each Property for the purpose of conducting any tests deemed reasonably necessary by Purchaser, including, without limitation, surveys and architectural, engineering, geotechnical and environmental inspections and tests, and reviewing and inspecting each Company’s construction of its respective Improvements, provided that Purchaser and its agents and representatives may not materially interfere with a Company’s or the Government’s use of such Company’s Property or such Company’s construction of the Improvements.  Purchaser shall arrange any site visits in advance with the applicable Seller.  With respect to any intrusive inspection or test (i.e., core sampling) Purchaser must first obtain the applicable Seller’s prior written consent, which consent shall not be unreasonably withheld.  Purchaser shall bear the cost of all such inspections or tests and shall be responsible for any wastes generated by those tests, which obligation shall survive the termination of this Agreement.  Purchaser or its agents or representatives shall not meet with the tenant under the Government Lease with respect to the Government Lease for any Property or the tenants in occupancy of a Property, without the applicable Seller’s approval, which approval shall not be unreasonably withheld, and such Seller shall be afforded the opportunity to attend any such meetings.  Notwithstanding the foregoing, each Seller recognizes that Purchaser and its affiliates are engaged in leasing other properties to the Government and the foregoing restriction does not extend to any leases or properties other than the Government Leases and the Properties.  In connection with the transaction contemplated herein, Purchaser or its agents or representatives may otherwise meet with or contact any governmental authority for the purpose of (i) obtaining a zoning confirmation and compliance letter with respect to each Property, (ii) conducting a title search of each Property, and (iii) obtaining such existing information in such authorities’ files regarding each Property’s compliance with applicable building, health and safety codes; provided that in no event shall Purchaser request or otherwise initiate any governmental or quasi-governmental investigation or inspection of a Property or any portion thereof.  Each Seller shall, and shall cause its respective Company to, reasonably cooperate with Purchaser in its due diligence investigations of the Property owned by such Company.

Section 4.3Termination Right.  Purchaser may, in its sole discretion, for any reason or no reason, terminate this Agreement by delivery of written notice thereof to Sellers on or prior to the Inspection Expiration Date, and thereupon the parties hereto shall have no further rights or obligations hereunder except those obligations that expressly survive the termination of this Agreement and the Escrow Agent shall promptly return the Aggregate Deposit to Purchaser.  On or prior to the Inspection Expiration Date, Purchaser may elect to terminate this Agreement with respect to all Companies only, and may not terminate this Agreement with respect to less than all of the Companies.

Section 4.4Confidential Information.  Purchaser acknowledges that the Property Information is confidential and has been and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Companies and the Property Information shall be subject to the terms and conditions set forth in Section 11.1 hereof.  In the event of termination of this Agreement, upon written request of Sellers made no later than five (5) Business Days after such termination, Purchaser shall either destroy or return to Sellers all of the Property Information within five (5) Business Days of such request.  Purchaser’s obligations under this Section 4.4 shall survive the termination of this Agreement.

Section 4.5Purchaser’s Responsibilities.  In conducting any inspections, investigations or tests of a Property and/or Property Information, Purchaser and its agents and representatives shall:  (a) not unreasonably disturb the Government or interfere with its use of the applicable Property pursuant to the applicable Government Lease, or interfere with the operation and maintenance of such Property or the construction of the Improvements; (b) not materially damage any part of a Property or any personal property of the Government, if any; (c) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Properties; (d) not permit any liens to attach to any Real Property and tangible personal property by reason of the exercise of its rights hereunder; and (e) repair any damage to a Real Property and tangible personal property caused by Purchaser or its agents  in connection with any such inspection or tests.  Purchaser’s obligations under this Section 4.5 shall survive the termination of this Agreement.

Section 4.6Purchaser’s Agreement to Indemnify.  Purchaser hereby agrees to indemnify, defend and hold each Seller and each Company harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) caused by the inspections or tests made by Purchaser; provided, however, the foregoing indemnity shall not extend to protect any Seller or any Company from any pre‑existing liabilities for matters discovered by Purchaser (e.g., latent environmental contamination) so long as Purchaser does not exacerbate any such discovered conditions, and in no event shall Purchaser be liable for any consequential, punitive or special damages.  Purchaser’s obligations under this Section 4.6 shall survive the termination of this Agreement and shall survive the Closing.

Section 4.7Due Diligence Updates.  Prior to each Closing of a Non-Completed Property, Purchaser shall have the right to (i) obtain an update of any of the Environmental Reports or obtain a new environmental report (including the Phase I report for a Property) (any such update or new report, a  “Purchaser’s Environmental Update”), (ii) obtain a zoning report for the applicable Property, (iii) obtain a report regarding the applicable Property’s compliance with building and other codes and laws, (iv) obtain a property condition assessment with respect to the applicable property, (v) review the documents and information delivered to Purchaser pursuant to Section 6.5(i), and (vi) obtain current UCC, judgment, pending litigation, bankruptcy, and tax lien searches with respect to the applicable Seller and its respective Company (collectively, “Due Diligence Updates”). In the event any Due Diligence Update reveals a matter that was not previously actually known to Purchaser or disclosed in writing to Purchaser by Seller prior to the Inspection Expiration Date and is not satisfactory to Purchaser in Purchaser’s reasonable discretion, Purchaser shall notify the applicable Seller in writing of such unsatisfactory matter on the earlier to occur of (x) three (3) Business Days following receipt of the applicable Due Diligence Update or (y) the applicable Closing Date. Such Seller may elect, in its sole discretion, to cure, remediate or otherwise correct such unsatisfactory matter by delivering written notice to Purchaser of such election within five (5) Business Days following receipt of Purchaser’s written notice (and the applicable Closing Date shall be extended to the extent necessary to afford such five (5) Business Day period).  If a Seller elects to cure such unsatisfactory matter, such Seller shall have the right to extend the applicable Closing Date in order to effect same, but no such extension may exceed thirty (30) days in the aggregate.  If a Seller fails to deliver written notice that it elects to cure, remediate or otherwise correct an unsatisfactory matter within the five (5) Business Day period set forth above, or if having elected to cure, remediate or otherwise correct an unsatisfactory matter, such Seller fails to so cure, remediate or correct such matter to Purchaser’s reasonable satisfaction as of the applicable Closing Date, Purchaser may elect, in Purchaser’s sole discretion, by written notice to the applicable Seller given within the earlier of three (3) Business Days following the expiration of such five (5) Business Day period and the applicable Closing Date, either (i) to proceed with the applicable Closing without the cure, remediation or other correction of such unsatisfactory matter, or (ii) terminate this Agreement with respect to the Company that owns the Property with such unsatisfactory matter, in which event such Company shall be a Terminated Company, Escrow Agent shall promptly return the Deposit allocated to such Company on Schedule 2.5(b) to Purchaser in which event such Company shall be a Terminated Company, and Escrow Agent shall promptly return the Deposit allocated to such Seller’s Company on Schedule 2.5(b) to Purchaser and the provisions of Section 11.19 shall apply with respect to such Terminated Company.  If Purchaser fails to timely notify Seller of its election pursuant to the preceding sentence, Purchaser shall be deemed to have elected alternative (i). For the avoidance of doubt, this Section 4.7 shall not apply to the Completed Properties, and Purchaser’s termination right with regard to due diligence matters for the Completed Properties is governed by Section 4.3.

Article V.
CLOSING

Section 5.1Time and Place.

(a)The consummation of the purchase and sale of the Membership Interests with respect to each Company (each, a “Closing”) shall be held at the offices of the Escrow Agent on the date that is the first (1st) Business Day occurring ten (10) days after the date of Substantial

Completion of the Property owned by such Company, or on such other date mutually agreed upon by Seller and Purchaser by written agreement, if any (each, a “Closing Date”), except that with respect to the Completed Properties, the Closing Date shall be October 12, 2021; provided, that, in each case, all conditions to the applicable Closing have been satisfied or waived. Each Seller shall give notice to Purchaser when such Seller anticipates that the applicable Property is approximately eighty (80) days from Substantial Completion, such that Closing for such Property would occur approximately ninety (90) days thereafter (the “Anticipated Closing Date”). Such notice is not binding, but is intended to provide the parties an approximate date of Closing for planning and due diligence purposes.

(b)Notwithstanding anything herein to the contrary, in the event Substantial Completion with respect to a Property is not achieved on or before the Anticipated Completion Date set forth for such Property on Schedule 5.1 attached hereto, either party shall have the right to extend the Closing Date with respect to the Membership Interest in the Company that owns such Property by delivering written notice to the other party on or before the applicable Anticipated Completion Date set forth on Schedule 5.1, for a period not to exceed the later of (i) one hundred (120) days in order for the applicable Seller to achieve Substantial Completion of such Property, (ii) the time period under the applicable Government Lease for such Property (as the same may have been amended) in order for the applicable Seller to achieve Substantial Completion of such Property, or (iii) thirty (30) days following cessation of a FM Delay Event if delay in Substantial Completion is due to such event.  If a Closing Date is not so extended, or a Closing Date is so extended but Substantial Completion of the applicable Property is not achieved within the later of the foregoing time periods, either party may terminate this Agreement with respect to the Company whose Property has not been timely Substantially Completed, in which event such Company shall be a Terminated Company, Escrow Agent shall promptly return the Deposit allocated to such Seller’s Company on Schedule 2.5(b) to Purchaser, and the provisions of Section 11.19 shall apply with respect to such Terminated Company.

(c)At each Closing, (i) the applicable Seller shall authorize and direct Escrow Agent to release and deliver to Purchaser the documents required to be delivered to Escrow Agent by such Seller pursuant to Section 5.2 and (ii) Purchaser shall authorize and direct Escrow Agent to release and deliver to such Seller the documents required to be delivered to Escrow Agent by Purchaser pursuant to Section 5.3, the performance of which obligations shall be concurrent obligations and conditions.  Each Closing shall occur with all deliveries required hereunder being made to Escrow Agent in accordance with escrow instructions consistent with the terms and conditions of this Agreement given by or on behalf of the applicable Seller and Purchaser, respectively; whereby escrow arrangements mutually acceptable to such Seller and Purchaser shall allow that Seller, Purchaser and their respective attorneys to consummate the Closing without being physically present and to exchange closing documents through such escrow.  TIME SHALL BE OF THE ESSENCE with respect to each party’s obligation to effectuate the Closing on the Closing Date, subject to the provisions of Section 11.17.

Section 5.2Seller’s Obligations at Closing.  On or before each Closing Date, the applicable Seller shall, or shall cause the Company owned by such Seller to:

(a)deliver to Escrow Agent a duly executed assignment and assumption of membership interests in the form attached hereto as Exhibit D (the “Assignment of Membership Interests”) conveying the Membership Interests in the applicable Company to Purchaser;

(b)if not previously delivered, deliver to Purchaser the Contractor Estoppel Certificates in the form of Exhibit H in accordance with Section 6.5(d)(ii) relating to the applicable Property, provided that the foregoing shall not be required for any of the Completed Properties;

(c)deliver to Escrow Agent an executed notice in the form of Exhibit I attached hereto which Purchaser shall send to each vendor under each of the Continued Service Agreements held by the applicable Company (the “Vendor Notices”);

(d)deliver to Purchaser evidence of the termination of all Service Agreements that are not Continued Service Agreements;

(e)deliver to Escrow Agent a copy of the most recent rent roll for the applicable Property prepared by the Company owning such Property in the ordinary course of business;

(f)deliver to Escrow Agent a certificate, dated as of the Closing Date and executed by the applicable Seller and the Company owned by that Seller stating that the representations and warranties of that Seller and/or that Company, as applicable, contained in Section 6.1 hereof are true and correct in all material respects as of the date of Closing;

(g)deliver to Escrow Agent such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of the applicable Seller and such other documentation as will enable the Title Company to mark as satisfied the requirements in Schedule B of the title commitment which Purchaser may reasonably require to be satisfied, and such duly executed affidavits and related matters, including without limitation, (i) to the extent not previously delivered, the items set forth on Schedule 6.5(d) attached hereto, (ii) an owner’s affidavit and “gap” indemnity in the form attached hereto as Exhibit Q executed by the applicable Seller, (iii) an indemnity from a creditworthy entity acceptable to the Title Company in the form attached hereto as Exhibit R that will enable the Title Company to issue the applicable Non-Imputation Endorsement, and (iv) an indemnity from a creditworthy entity acceptable to the Title Company with respect to mechanics’ and materialmen’s liens in the form attached hereto as Exhibit M, in each case as may be reasonably required for the Title Company to issue the applicable Title Policy;

(h)deliver to Escrow Agent an affidavit in the form attached hereto as Exhibit K duly executed by the applicable Seller (or the appropriate transferor if Seller is a disregarded entity) stating that Seller (or such transferor) is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

(i)deliver (which delivery may occur by leaving such items in the management office on the applicable Property) to Purchaser (a) the original applicable Government Lease (including all supplemental lease amendments and other amendments and modifications) and the original of all applicable Licenses (or, in each case, true and complete copies thereof, certified as to accuracy and completeness by all parties thereto), (b) the original applicable Continued Service Agreements (or true and complete copies thereof, certified as to accuracy and completeness by all parties thereto), (c) the warranties, guaranties, licenses, permits, approvals and authorizations of the applicable Company, (d) all applicable leasing and property files and all other applicable Due Diligence Information, and (e) all books and records of the applicable Company;

(j)deliver to Escrow Agent satisfactory evidence of the authority of the signers of the conveyance documents to consummate the transaction contemplated by this Agreement on behalf of the applicable Seller and the applicable Company;

(k)deliver to Escrow Agent a resignation of the managing member of the Company without right to severance or other compensation upon or after Closing in substantially the form attached hereto as Exhibit E;

(l)deliver to Escrow Agent a satisfaction of release of the recorded documents evidencing and securing all Mandatory Cure Items, in recordable form and reasonably acceptable to the Title Company to enable the Title Company to remove such documents and other Mandatory Cure Items as exceptions to the Title Policy;

(m)deliver to Escrow Agent a fully executed IRS Form W-9 from the applicable Seller and the applicable Company;

(n)deliver to Purchaser possession and occupancy of the applicable Property, subject only to the Permitted Exceptions;

(o)deliver to Escrow Agent a copy of the certificate of formation of the applicable Company certified by the Secretary of State of the State of Delaware and a certificate issued by the Secretary of State of the applicable Company’s state of formation and the state where the Real Property is located stating that that Company is in good standing and qualified to conduct business in the state in which the applicable Real Property is located;

(p)deliver to Purchaser copies of all property insurance invoices relating to the applicable Property;

(q)with respect to the Closing of the Membership Interests in the San Antonio Company, deliver to Purchaser either (i) evidence reasonably satisfactory to Purchaser that the Apex Fire Underpayment has been fully paid to the applicable employees (including any interest required to be paid on such amount, if any), or (ii) an indemnification from the general contractor for the San Antonio Property in form and substance reasonably satisfactory to Purchaser, indemnifying the San Antonio Company from and against any and all Losses arising by reason of the Apex Fire Underpayment;

(r)deliver to Escrow Agent a duly executed (which execution may be by e-mailed signature) Closing Statement in form and content reasonably acceptable to the applicable Seller and Purchaser; and

(s)deliver to Escrow Agent such additional documents as shall be reasonably required to consummate the Closing in accordance with this Agreement, which additional documents may include transfer and recordation tax declarations and other tax certificates.

Section 5.3Purchaser’s Obligations at Closing.  On or before the applicable Closing Date, Purchaser shall:

(a)deliver to Escrow Agent the full amount of the applicable Purchase Price set forth on Schedule 2.3, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire‑transferred funds pursuant to Section 2.4 hereof, it being agreed that at Closing the applicable Deposit (including the Independent Contract Consideration with respect to the last Closing) shall be delivered to the applicable Seller and applied towards payment of that Purchase Price;

(b)deliver to Escrow Agent the Assignment and Assumption of Membership Interests, and the Vendor Notices, each duly executed by Purchaser;

(c)deliver to Escrow Agent a certificate, dated as of the Closing Date and executed by Purchaser stating that the representations and warranties of Purchaser contained in Section 6.5 hereof are true and correct in all material respects as of the date of Closing;

(d)deliver to Escrow Agent such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

(e)[intentionally omitted];

(f)deliver to Escrow Agent a duly executed (which execution may be by e-mailed signature) Closing Statement in form and content reasonably acceptable to the applicable Seller and Purchaser; and

(g)deliver to Escrow Agent such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

Section 5.4Credits and Pro-rations.

(a)At each Closing, the following shall be apportioned with respect to the applicable Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the applicable Membership Interests during the entire day upon which Closing occurs:

(i)all Rents (including any amounts paid under Licenses, if any) as and when collected;

(ii)all general and special real estate taxes and assessments levied, assessed or imposed on or against the applicable Property (collectively, “RE Taxes”) or, with respect to the Lenexa Property, Payments in Lieu of Taxes (“PILOT Obligations”), and other governmental charges (including, without limitation, personal property taxes on the Personal

Property) levied against the Property and any assessments paid or payable under any private covenant or declaration applicable to the Property;

(iii)gas, electric and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to the Closing) or, if unmetered, on the basis of a current bill for each such utility;

(iv)all amounts prepaid or payable under the Continued Service Agreements;

(v)a credit to the Purchaser for the amount of all unapplied refundable security and other deposits under the Government Lease and any Licenses; and

(vi)with respect to the Closing of the Membership Interests in the Lubbock Company, rent and any other amounts due from the Lubbock Company as “lessee” under the Lubbock Ground Lease.

(b)Notwithstanding anything contained in Section 5.4(a) hereof to the contrary:

(i)At each Closing, (A) if the applicable Company is holding letters of credit as a security deposit or portion thereof, then the applicable Seller (at its expense, unless payable by the applicable tenant or licensee) shall (1) if same are assignable, have such letters of credit assigned and re-issued to show Purchaser as the beneficiary thereof, and shall deliver such re-issued letters of credit to Purchaser, or (2) if not assignable, cause to have such letters of credit to be re-issued in favor of Purchaser (and if any letter of credit cannot be re-issued prior to Closing, then such Seller shall escrow the applicable amount with the Escrow Agent pursuant to escrow instructions reasonably acceptable to Purchaser until re-issuance); and (B) Purchaser shall credit to the account of the applicable Seller all refundable cash or other deposits posted with utility companies serving the Property, if any, or, at such Seller’s option, such Seller shall be entitled to receive and retain such refundable cash and deposits;

(ii)[Reserved];

(iii)All RE Taxes (or PILOT Obligations with respect to the Lenexa Property) shall be prorated on an accrual basis as of the applicable Closing Date, with the applicable Seller being responsible for the RE Taxes (or PILOT Obligations) that are applicable to the period of time up to the Closing Date and with Purchaser being responsible for the RE Taxes (or PILOT Obligations) that are applicable to the period of time from and after the Closing Date.  At the Closing, Purchaser shall receive a credit against the Purchase Price equal to all unpaid RE Taxes (or PILOT Obligations) that have accrued and are unpaid, but which are not due and payable as of the Closing Date.  The credit for RE Taxes (or PILOT Obligations) for which final bills have not been issued as of the Closing Date shall be based on 100% of the then most recent ascertainable final tax bill(s) for the Property.  To the extent that RE Taxes (or PILOT Obligations) for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing;

(iv)Notwithstanding the foregoing provisions of Section 5.4(b)(ii) and Section 5.4(b)(iii), the parties acknowledge that RE Taxes for the RE Tax Year may be reassessed following a Closing to reflect the increased value of the Property by reason of the construction of the Improvements thereon (the “RE Tax Reassessment”).  Each Seller is responsible for the amount of any RE Taxes due as result of the RE Tax Reassessment of its respective Company’s Property that are applicable to the period prior to the Closing Date (each, “Seller’s Reassessment Taxes”).  Each Seller shall, or shall cause its respective Company to, use commercially reasonable efforts to obtain at or prior to its Closing a RE Tax Reassessment for its Company’s fully constructed Property.  If such RE Tax Reassessment has not been obtained as of the applicable Closing, the parties shall endeavor to reasonably agree upon the estimate of Seller’s Reassessment Taxes.  Purchaser shall receive a credit for the actual or estimated Seller’s Reassessment Taxes at the applicable Closing.  In the event that the RE Tax Reassessment is unavailable or the parties cannot agree on the amount of the Seller’s Reassessment Taxes, then Purchaser’s determination of the Seller’s Reassessment Taxes shall be used for purposes of determining the credit to Purchaser at the Closing.  To the extent that the actual amount of Seller’s Reassessment Taxes differs from the estimated amount credited to Purchaser at a Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following such Closing to reflect such actual amount;

(v)Charges referred to in Section 5.4(a) above which are payable by any tenant directly to a third party shall not be apportioned hereunder;

(vi)The Personal Property is included in this sale, without further charge to Purchaser; and

(vii)Unpaid and delinquent Rent collected by a Seller, a Company and Purchaser after the Closing Date shall be delivered as follows:  (a) if a Seller collects any unpaid or delinquent Rent for the Property prior to Closing, Seller shall retain such Rent to the extent such Rent pertains to the period prior to Closing; (b) if Purchaser or a Company collects any unpaid or delinquent Rent from the Property which pertains to periods prior to Closing, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to the applicable Seller any such Rent which such Seller is entitled to hereunder relating to any period prior to Closing; (c) if a Seller receives any Rent after Closing which is not applicable to a period prior to Closing, all such amounts shall be immediately paid over to the Purchaser and applied by Purchaser as provided in this Section 5.4(b)(vii) below, and Seller shall, if Purchaser requires and such notice is permitted under the terms of the existing Leases, send notice to tenants directing that rent be paid to an address or bank account controlled by Purchaser or its lender.  Each Seller and Purchaser agree that all Rent received by a Seller or Purchaser from and after the Closing Date, shall be applied first to current Rent and then to delinquent Rent, if any, in the inverse order of maturity.  Purchaser shall cause the Company to make a good faith effort after the Closing to collect all Rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to, nor will Purchaser be required to cause a Company to, institute any lawsuit or other collection procedures to collect delinquent Rents.  In the event that there shall be any Rents or other charges under any Leases which, although relating to a period prior to a Closing, do not become due and payable until after such Closing or are paid prior to such Closing but are subject to adjustment after the Closing (such as Rent from Government, which is paid in arrears) and year end common area expense reimbursements and the like), then any Rents or charges of such type received by

Purchaser, the Company or their agents or a Seller or its agents subsequent to the Closing shall, to the extent applicable to a period extending through the Closing, be prorated between the applicable Seller and Purchaser as of the applicable Closing and such Seller’s portion thereof shall be remitted promptly to Seller by Purchaser or the Company.  Each Seller covenants and agrees that it shall cause its respective Company to maintain (i) its SAM registration, and (ii) the bank accounts to which Rents and other payments under its respective Government Lease are sent.  Additionally, upon each Closing, the respective Seller shall instruct the financial institution in which such bank accounts are kept to change the authorized signatories with respect to such bank accounts from such Seller’s signatories to the signatories designated by Purchaser, and shall otherwise reasonably cooperate with Purchaser to cause the control of such accounts to transfer from such Seller to Purchaser.

(c)At or prior to each Closing, the applicable Seller shall, or shall cause its respective Company to, pay (or, at Purchaser’s election, Purchaser shall receive a credit at Closing for) (i) tax adjustments and other amounts due to the Government and applicable to the period prior to such Closing, (ii) all Tenant Inducement Costs (A) incurred by or on behalf of the lessor or licensor in connection with the applicable Government Lease and any applicable License, including those set forth on Schedule 6.1(m) hereto, that are applicable to the period prior to the applicable Closing Date, or (B) arising pursuant to any other lease, license or other agreement that (1) was entered into prior to the Effective Date and are applicable to the period prior to the applicable Closing Date, or (2) was entered into in violation of Section 6.4(a), and (iii) the cost of any work required to be performed by the “lessor” under the applicable Government Lease that is required in order to achieve Substantial Completion and commencement under the Government Lease, and the cost of any other work that the applicable Seller agrees to perform for the Government.

(d)To the extent a Company has established the Funded Maintenance Account pursuant to its respective Government Lease (the “Funded Maintenance Account”), at the applicable Closing, the respective Seller shall provide evidence to Purchaser of the amount of funds then in such Funded Maintenance Account and shall cause its respective Company to withdraw such funds and close such Funded Maintenance Account.  Following each Closing, Purchaser will be responsible for funding the Funded Maintenance Account required to be funded pursuant to the applicable Government Lease. In the event the Funded Maintenance Account is held in an account where such amounts may not be withdrawn, then the applicable Seller shall receive a credit at Closing for the amount in the Funded Maintenance Account that the applicable Seller would have otherwise been entitled to withdraw.

(e)To the extent that a Seller or a Company has paid for costs or expenses of its respective Property which will be reimbursed by the Government pursuant to the applicable Government Lease but have not been reimbursed prior to Closing, then such Seller shall provide a list of such amounts to Purchaser at Closing and Seller may continue to seek reimbursement of such amounts after Closing.  Further, if Purchaser receives reimbursement of any such amounts for a Seller’s account, then Purchaser shall pay over such amount to Seller upon receipt from the Government.

(f)Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of a Closing shall be prorated on the basis of the parties’

reasonable estimates of such amount, and shall be the subject of a final proration sixty (60) days after such Closing, or as soon thereafter as the precise amounts can be ascertained.  Purchaser shall promptly notify the respective Seller when it becomes aware that any such estimated amount has been ascertained.

(g)Each Seller hereby indemnifies Purchaser and its respective Company from and against any claim, loss or expense incurred by Purchaser as a result of any claim by the Government (including a claim for payment or a claim for a reduction or offset in rent payable under the applicable Government Lease) arising from (i) an overpayment by the Government for real property taxes or operating expense increases applicable to the period prior to the applicable Closing and actually paid or distributed to such Seller, (ii) any unpaid Tenant Inducement Costs that are applicable to the period prior to the applicable Closing, and (iii) any work required to be performed by the “lessor” under the applicable Government Lease that is required in order to achieve Substantial Completion and commencement under such Government Lease, and the cost of any other work that such Seller agrees to perform for the Government, except, in each case, to the extent that Purchaser has received a credit for same at the Closing.

(h)Except as provided in subsection (e) above all pro‑rations hereunder shall be final absent manifest and material error.

(i)Purchaser acknowledges and agrees that any amounts owed by the Government to a Seller pursuant to its respective Government Lease with regard to reimbursement to such Seller for the cost of construction of Improvements or any other payment characterized as a lump sum payment, including but not limited to any lump sum payment referred to in Section 3 of each Government Lease and subject to adjustment, costs associated with Building Physical Security (as referred to in Section 3 of each Government Lease and subject to adjustment), costs associated with Building Sustainability and Energy Savings (as referred to in Section 3 of each Government Lease and subject to adjustment), Schedule B – Special Requirements, and Schedule C – Unit Costs and Prices (collectively, the “Seller Reimbursable Costs”) are the property of such Seller and shall be paid to such Seller by the Government and are not subject to any proration, offset, or credit to Purchaser.  If all or any portion of the Seller Reimbursable Costs is paid to Purchaser or a Company following Closing, then Purchaser shall promptly pay the applicable Seller the amount received by Purchaser.

(j)At each Closing, the applicable Seller shall provide to Purchaser a credit in an amount equal to the unused building capital reserve established for the applicable Property (which building capital reserve was established for each Property in an amount equal to the product of (x) thirty-five cents ($0.35) times (y) the total rentable square feet of the Improvements of such Property).

(k)Not less than three (3) Business Days prior to a scheduled Closing Date, the applicable Seller shall deliver to Purchaser, such Seller’s calculations of the credits and pro-rations to be made pursuant to this Section 5.4, together with reasonable supporting documentation to the extent not previously provided to Purchaser as part of the Property Information, for Purchaser’s review and reasonable approval.  Such Seller and Purchaser shall work together in good faith to agree upon and finalize such credits and pro-rations prior to Closing.  The final credits and pro-

rations as agreed upon by such Seller and Purchaser shall be provided to the Escrow Agent for inclusion on the Closing Statement

(l)With respect to any Property where the base amount of RE Taxes has not been established in the applicable Government Lease as of the Closing Date, Seller shall have the right, following Closing, to request that Purchaser cause the respective Company that owns such Property to appeal the RE Taxes with respect to such Property (each, a “RE Tax Appeal”). Purchaser, on such Seller’s behalf, must initially engage Ryan, LLC as the tax consultant to manage the RE Tax Appeal, provided that the compensation to Ryan, LLC must be solely on a contingency basis of no more than 22.5% as set forth in the Ryan Property Tax Professional Services Agreement between Ryan, LLC and Easterly Government Properties, Inc. dated January 1, 2016. If Ryan, LLC is not being compensated on such basis, or upon the earlier of: (i) at such time that Ryan, LLC has achieved an initial result which is not satisfactory to Seller, as determined in Seller’s sole discretion, or (ii) Seller desires to continue such RE Tax Appeal prior to the same becoming final and non-appealable; then the Seller may thereafter engage either Savage and Browning, LLC (which such consultant is pre-approved by Purchaser), or another consultant selected by Seller and reasonably approved by Purchaser. If a Seller makes a request for an RE Tax Appeal, Purchaser shall cause the respective Company to undertake such RE Tax Appeal in good faith, and such Seller shall be solely responsible for all of the costs and expenses of such RE Tax Appeal undertaken for such Seller’s request, and such Seller shall pay to the consultant(s) all such costs and expenses, or reimburse to Purchaser such costs and expenses within ten (10) Business Days following demand if Purchaser has incurred such costs and expenses.  Any rebates or refunds resulting from a RE Tax Appeal shall be prorated between such Seller and Purchaser to the extent the applicable RE Taxes were prorated at the applicable Closing pursuant to Section 5.4(b).  To the extent the applicable RE Taxes were not subject to proration at the Closing, such rebates or refunds shall be the property of (x) Seller with respect to RE Tax Years prior to Closing, and (y) Purchaser with respect to RE Tax Years following Closing.  If a Seller or Purchaser receives a rebate or refund (or any interest thereon) with respect to a RE Appeal, they shall pay to the other the amount necessary to effect such proration (and for the purposes of this sentence, any such amounts received by a Company following Closing shall be deemed to have been received by Purchaser).  Any party receiving its respective portion of any rebates or refunds shall remit to Government any portion of such amounts that are due to the Government pursuant to the terms of the applicable Government Lease, if any, and shall indemnify and hold the other party and the applicable Company harmless for any failure of such collecting party to remit to the Government such amounts.

(m)The provisions of this Section 5.4 shall survive each Closing.

Section 5.5Transaction Taxes and Closing Costs.

(a)Each Seller and/or its respective Company, as applicable, and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable transaction taxes relating to a sale of membership interests imposed by applicable federal, state or local law or ordinance.

(b)At each Closing, the applicable Seller shall pay:  (i) the fees of any counsel representing it in connection with this transaction; and (ii) all costs associated with the title matters for which such Seller is obligated or undertakes to cure, including all legal costs in connection therewith and all costs of recording any curative instruments.

(c)At each Closing, Purchaser shall pay:  (i) the fees of any counsel representing Purchaser in connection with this transaction; (ii) any escrow or Closing fee which may be charged by the Escrow Agent; (iii) all transfer, stamp, recordation or similar taxes which become payable by reason of the transfer of the respective Membership Interests; (iv) all of its due diligence costs, and the costs of any new or updated third party reports related to the applicable Property, and the costs of any and all consultants, inspections or tests associated with Purchaser’s due diligence; (v) all costs and fees for title examination and related Title Company charges associated with the issuance of a preliminary title report or title commitment and the premium for each Title Policy (including the cost of the Non-Imputation Endorsement), together with the cost of any endorsements to each Title Policy including any extended coverage; and (vi) the cost of each ALTA Survey.

(d)All other costs and expenses incident to this transaction and each Closing, and not specifically described above, shall be paid by the party incurring same.

(e)The provisions of this Section 5.5 shall survive the Closing.

Section 5.6Conditions Precedent to the Obligations of the Purchaser.  The obligation of Purchaser to proceed with each Closing hereunder shall be subject to the fulfillment on or before the applicable Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)The applicable Seller shall have delivered all of the items required to be delivered by such Seller pursuant to the terms of this Agreement with respect to such Closing or the applicable Company or applicable Property, including but not limited to, those provided for in Section 5.2 hereof;

(b)All of the representations and warranties of the applicable Seller contained in this Agreement with respect to such Seller and its respective Membership Interests, Company and Property shall be true and correct in all material respects as of the date of such Closing;

(c)[Intentionally omitted];

(d)The applicable Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by such Seller as of the applicable Closing Date;

(e)The applicable Government Lease shall be in full force and effect and the Government shall have executed and delivered with respect to such Government Lease no later than three (3) Business Days prior to the date of such Closing the Statement of Lease, dated within thirty (30) days of the applicable Closing, and Purchaser shall have approved such Statement of Lease in accordance with Section 6.4(c)(i);

(f)The Title Company is irrevocably committed to issue an ALTA owner’s title insurance policy (or a TLTA policy with regard to Properties located in Texas) covering the applicable Real Property in the full amount of the Purchase Price, subject only to the Permitted Exceptions, and including a non-imputation endorsement (each, a “Non-Imputation Endorsement”) pursuant to which the knowledge of the applicable Seller prior to Closing shall not be imputed to Purchaser or the Company after Closing (each, a “Title Policy”);

(g)No event under Article VIII shall have occurred with respect to the applicable Property as to which the parties have not yet exercised a permitted election under Article VIII;

(h)There are no pending or, to the knowledge of Purchaser or the applicable Seller, threatened, actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings by or against such Seller, its respective Company, or their respective principals that would materially and adversely affect, prevent or require a consent or approval which has not been obtained as a condition of such Seller’s ability to perform its obligations contemplated under this Agreement;

(i)The applicable Seller, no later than three (3) Business Days prior to the date of Closing, shall have delivered to Purchaser an estoppel certificate (each, a “Contractor Estoppel Certificate”), dated within thirty (30) days of the applicable Closing, executed by each Contractor under a Construction Contract with such Seller’s respective Company, substantially in the form attached hereto as Exhibit H.  Purchaser shall have the right to reasonably approve each Contractor Estoppel Certificate obtained from a Contractor.

(j)[Intentionally Omitted].

(k)No written notice of violation of applicable law has been issued with respect to the applicable Company or the condition of the applicable Property after the Inspection Expiration Date, and (ii) no adverse change in the environmental condition of the applicable Property has occurred after the Inspection Expiration Date, which in either case, in Purchaser’s reasonable judgment, could have a material adverse effect on the Company or the value or the contemplated use of the Property which has not been cured or remedied by or at the expense of the applicable Seller to the reasonable satisfaction of Purchaser;

(l)There shall be no adverse environmental condition or violation of Environmental Law at the applicable Property identified in Purchaser’s Environmental Update (if obtained by Purchaser) that was not identified in the Environmental Reports, or the applicable Seller has remediated any such adverse environmental conditions to Purchaser’s reasonable satisfaction; and

(m)Substantial Completion shall have occurred, and such Seller or its respective Company, as applicable, shall have made the deliveries described in Section 6.5(d).

(n)With respect to the Closing of the Membership Interests in the Lubbock Company:

(i)The Lubbock Ground Lease shall be in full force and effect and Lubbock Ground Lessor shall have executed and delivered with respect to the Lubbock Ground Lease no later than three (3) Business Days prior to the date of the Closing on the Lubbock

Company’s Membership Interests an estoppel certificate substantially in the form attached hereto as Exhibit N (the “Lubbock Ground Lease Estoppel Certificate”), dated within thirty (30) days of the Closing on the Membership Interests of the Lubbock Company, executed by the Lubbock Ground Lessor, and Purchaser shall have approved the Lubbock Ground Lease Estoppel Certificate in accordance with Section 6.5(i); and

(ii)The Lubbock Ground Lessor shall have executed and delivered (a) Lubbock Ground Lessor’s consent to the transfer of the Lubbock Membership Interests pursuant to Section 18.1 of the Lubbock Ground Lease, and (b) Lubbock Ground Lessor’s waiver of its right of first refusal to acquire the Lubbock Property under Section 18.3 of the Lubbock Ground Lease, all in substantially the form set forth as Exhibit O attached hereto and made a part hereof (the “Lubbock Ground Lessor Consent and Waiver”).

(o)With respect to the Closing of the Membership Interests in the Lenexa Company, the Lenexa Property City Leases shall be in full force and effect and the City of Lenexa, KS shall have executed and delivered no later than three (3) Business Days prior to the date of the Closing on the Lenexa Company’s Membership Interests, an estoppel certificate substantially in the form attached hereto as Exhibit P (the “Lenexa City Lease Estoppel Certificate”), dated within thirty (30) days of the Closing of the Lenexa Company’s Membership Interests, executed by the City of Lenexa, KS, and Purchaser shall have approved the Lenexa City Lease Estoppel Certificate in accordance with Section 6.5(j).

Notwithstanding the foregoing, in the event the conditions set forth in Section 5.6(e), Section 5.6(i), Section 5.6(n), or Section 5.6(o) have not been satisfied by the applicable Seller on or before the third (3rd) Business Day prior to Closing, either Purchaser or such Seller shall have the right, by written notice to Purchaser on or before such date, to extend the Closing Date for a period not to exceed sixty (60) days (each, an “Extended Closing Date”) in order to satisfy such conditions.

In the event that all of the above conditions in this Section 5.6 are not satisfied or deemed waived by Purchaser at or prior to the applicable Closing Date (or the Extended Closing Date, as applicable), Purchaser may terminate this Agreement, by written notice to Seller, with respect to the Company that was the subject of the Closing that was to occur on such Closing Date, in which event such Company shall be a Terminated Company.  If Purchaser terminates this Agreement on or prior to the applicable Closing Date (or the Extended Closing Date, as applicable) with respect to such Company due to a failure of any of the conditions in this Section 5.6, then as its sole remedy, Purchaser shall be entitled to the return of the Deposit allocated to such Company on Schedule 2.5(b) and the provisions of Section 11.19 shall apply with respect to such Terminated Company. If Purchaser does not so elect to terminate this Agreement with respect to such Company   on or prior to the applicable Closing Date (or the Extended Closing Date, as applicable), then the conditions of this Section 5.6 shall be deemed waived and Closing shall proceed hereunder with regard to such Company. Notwithstanding the foregoing, in the event that a failure of any of the conditions set forth in this Section 5.6 shall also constitute a default by the applicable Seller under this Agreement, Purchaser shall be entitled to pursue its remedies under Section 7.2 of this Agreement.

Section 5.7Conditions Precedent to the Obligations of Seller.  The obligation of each Seller to proceed with its respective Closing hereunder shall be subject to the fulfillment on or before the applicable Closing Date of all of the following conditions, any or all of which may be waived by such Seller in its sole discretion:

(a)Purchaser shall have deposited with Escrow Agent the Purchase Price allocated to the applicable Company on Schedule 2.3 as adjusted pursuant to and payable in the manner provided for in this Agreement;

(b)Purchaser shall have delivered all of the items required to be delivered by Purchaser pursuant to the terms of this Agreement with respect to such Closing or the applicable Company or applicable Property, including but not limited to, those provided for in Section 5.3 hereof;

(c)All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the applicable Closing Date (with appropriate modifications permitted under this Agreement); and

(d)Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the applicable Closing Date.

In the event that all of the above conditions in this Section 5.7 are not satisfied or deemed waived by the applicable Seller at or prior to the applicable Closing Date (or the Extended Closing Date, as applicable), such Seller may terminate this Agreement, as its sole remedy, by written notice to Purchaser, with respect to its respective Company, in which event such Company shall be a Terminated Company.  If such Seller terminates this Agreement on or prior to the applicable Closing Date (or the Extended Closing Date, as applicable) with respect to such Seller’s respective Company due to a failure of any of the conditions in this Section 5.7, such being its sole remedy, Purchaser shall be entitled to the return of the Deposit allocated to such Company on Schedule 2.5(b) and the provisions of Section 11.19 shall apply with respect to such Terminated Company.  If the applicable Seller does not so elect to terminate this Agreement with respect to such Company   on or prior to the applicable Closing Date (or the Extended Closing Date, as applicable), then the conditions of this Section 5.7 shall be deemed waived and Closing shall proceed hereunder with regard to such Company. Notwithstanding the foregoing, in the event that a failure of any of the conditions set forth in this Section 5.7 shall also constitute a default by Purchaser under this Agreement, the applicable Seller shall be entitled to pursue its remedies under Section 7.1 of this Agreement.

Article VI.
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.1Representations and Warranties of Each Seller.  Each Seller, on behalf of itself and on behalf of its respective Company (as identified on Exhibit A), hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing with respect only to such Seller’s Membership Interests:

(a)Organization and Authority.

(i)Such Seller has been duly organized and is validly existing and in good standing under the laws of the state of its formation.  Such Seller has the full right and authority to enter into this Agreement and to transfer all of the Membership Interests in it respective Company and to consummate or cause to be consummated the transaction contemplated by this Agreement and the execution, delivery and performance of this Agreement has been authorized by all necessary corporate, limited liability company or partnership action and this Agreement is a legal, valid and binding obligation of such Seller and is enforceable against such Seller in accordance with its terms.  The person signing this Agreement on behalf of such Seller is authorized to do so.  No consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental or quasi-governmental authority or other third party is required for such Seller to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii)The execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby do not and shall not (with or without due notice or lapse of time or both): (A) conflict with or violate any law or governmental order applicable to such Seller or its properties, (B) result in the creation of any encumbrance upon any of the Membership Interests under any of the terms, conditions or provisions of any contract to which such Seller is a party or, to the knowledge of such Seller, any law or governmental order applicable to such Seller, or (C) (1) violate or result in a breach of or default; (2) conflict with, give rise to a right of termination, modification, cancellation or acceleration of any obligations; (3) give rise to a loss of a material benefit, or an increased, additional, accelerated or guaranteed rights or entitlements of any Person or government authority; or (4) result in the obligation to make any payment, in each such case, with respect to clauses (1) – (4), under any of the terms, conditions or provisions of any contract to which such Seller or its respective Company is a party.

(b)Title to Personal Property.  All of such Seller’s respective Company’s Personal Property and all of such Seller’s respective Company’s Intangibles being conveyed to Purchaser are free of all liens and encumbrances.

(c)No Bankruptcy.  No voluntary bankruptcy, reorganization, arrangement or insolvency proceedings have been filed by such Seller or are contemplated by such Seller, and, to such Seller’s knowledge, there are no involuntary bankruptcy, reorganization arrangement or insolvency proceedings pending or threatened against such Seller. Such Seller has not (i) made a general assignment for the benefit of creditors, (ii) suffered the filing of an insolvency petition, or (iii) suffered the appointment of a receiver to take possession of any of such Seller’s assets, (iv) suffered the attachment or other judicial seizure of such Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors.

(d)Pending Actions.  Except as indicated on Schedule 6.1, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending,

or to such Seller’s knowledge, threatened, against such Seller, the Property owned by its respective Company (or any portion thereof) or the transactions contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on (i) title to such Seller’s Membership Interest or title to such Property or any portion thereof or (ii) the validity or enforceability of such Seller’s respective Company’s Government Lease or (iii) which could in any material way interfere with the consummation by such Seller of the transactions contemplated by this Agreement.

(e)Service Agreements; Licenses.  The Service Agreements listed for such Seller’s respective Company on Exhibit C, the Construction Contracts to which such Company is a party listed on Exhibit F, and the Licenses listed for such Seller’s respective Company on Schedule 6.1(f) are all of the agreements concerning the upkeep, repair, operation, management, construction and maintenance of such Company’s Property and all of the Licenses affecting such Property, and such Seller has delivered to Purchaser a true, correct and complete copy of each such Service Agreement, each such Construction Contract and each such License.  To such Seller’s knowledge, no material default, delinquency or breach exists on the part of any contractor, licensee or other third party under those Service Agreements, Construction Contracts or Licenses.  There are no material defaults or breaches on the part of such Seller’s respective Company under any of the Service Agreements, Construction Contracts or Licenses.  All amounts due and payable under such Service Agreements and Construction Contracts have been paid in full or will be paid in full at the applicable Closing, or the parties will prorate any charges due and payable with respect to the Service Agreements such that following such Closing the Company is only responsible for charges from and after the applicable Closing Date; except that with respect to the Construction Contracts, all amounts due thereunder shall be fully paid as of Closing, except for Punch List items, the costs of which are provided for in Section 6.5(d)(iii).

(f)Leases.

(i)Such Seller’s respective Company is the “lessor” under the applicable Government Lease and owns unencumbered legal and beneficial title to such Government Lease and the rents and other income thereunder.  To the best of Seller’s knowledge, Government has not assigned its interest in such Government Lease or subleased any portion of the applicable Real Property.  The Department of Veterans Affairs is the current tenant agency occupying the Improvements or is the tenant for which the Improvements are being constructed, as applicable.  Other than such Seller’s respective Company’s Government Lease and the Licenses of such Company set forth in Schedule 6.1(f), there are no leases, licenses (including Licenses) or other occupancy agreements encumbering such Seller’s respective Company’s Property or any portion thereof.  The Government (A) has not prepaid rent for more than the current month, (B) is not entitled to receive any rent concessions or similar concessions in connection with its tenancy under the applicable Government Lease that have not been paid or satisfied by such Seller’s Company, and (C) is not entitled to any special work (not yet performed for, and accepted by, the Government) or consideration (not yet given to, and acknowledged by, the Government) in connection with its tenancy under the applicable Government Lease, unless the applicable Property is not a Completed Property, in which case the Government may be entitled to the construction of the applicable Improvements in accordance with such Seller’s respective Company’s Government Lease and other work requested in change orders or notices to proceed issued by the Government.  Such Seller’s respective Company’s Government Lease is in full force and effect, but, if such

Seller’s respective Company’s Property is not a Completed Property, the Government is not in possession of the leased premises and has not commenced payment of rent or any other charges under such Government Lease.

(ii)Such Seller has not received any notice of termination, default, or audit under such Seller’s respective Company’s Government Lease.  There are no existing or uncured defaults by such Seller’s respective Company or, to the best knowledge of such Seller, by the Government under such Government Lease, and no written notice has been sent by such Company or received by such Company describing an event which, with the passage of time, would constitute a so‑called “event of default” on the part of the Government or such Seller under such Government Lease, other than a default notice setting forth a default that, as of the date of this Agreement, has been cured.  The Government has not asserted in writing to such Seller’s respective Company any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to such Government Lease.  If such Seller’s respective Company’s Property is a Completed Property, (A) Government has accepted its leased premises within such Property under the applicable Government Lease, including, without limitation, all work performed therein or thereon by such Company pursuant to such Government Lease, (B) such Company has not received notice from the Government that such Property or any portion thereof is not in full compliance with the terms and provisions of such Government Lease or is not satisfactory for the Government’s purposes, and (C) such Government Lease does not contain any rights of first refusal or first offer in favor of Government.  The copy of such Seller’s respective Company’s Government Lease previously delivered by such Seller to Purchaser or made available to Purchaser is a true and complete copy of that Government Lease and the same has not been further amended, modified, or supplemented.

(iii)(A) If such Seller’s respective Company’s Property is a Completed Property, the Government has not asserted in writing any claim which could adversely affect the right of the lessor to collect rent from the Government, and (B) if such Seller’s respective Company’s Property is not a Completed Property, the Government has not asserted in writing any claim which would adversely affect the right of the lessor to collect rent from the Government once the Government’s obligation to pay rent commences under the applicable Government Lease.  Such Seller has not delivered and does not intend to deliver, a notice terminating such Seller’s respective Company’s Government Lease, such Seller has not received any notice from the Government terminating such Government Lease, and to the knowledge of such Seller, the Government has not threatened or stated its intention to vacate the premises at the end of the current term of such Government Lease.

(g)Lease Brokerage.  Such Seller will pay in full, at or before its applicable Closing, all sums now or hereafter due to any Lease Broker (as defined below) on account of such Seller’s respective Company’s Government Lease.  A “Lease Broker” is any person or entity owed any brokerage or leasing commissions arising from a contract with such Seller or such Seller’s respective Company.

(h)Condemnation.  No condemnation or other taking by eminent domain of such Seller’s respective Company’s Property or any portion thereof has been instituted and, to the best of such Seller’s knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting such Property or any portion thereof or affecting the use of such Property or any portion thereof.

(i)Violations.  Neither Seller nor its respective Company has received any written notification from any governmental or public authority (i) that such Company’s Property or any portion thereof is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding or (ii) that any work is required to be done upon or in connection with such Property or any portion thereof, where such work remains incomplete.  To such Seller’s knowledge, its respective Company’s Property and all portions thereof is free and clear of any violations of any local, state and federal laws, ordinances and governmental regulations, including but not limited to building, safety, zoning or health ordinances, statutes or regulations, and such Property’s current or contemplated use does not violate any local, state and federal laws, ordinances and governmental regulations, including but not limited to building, safety, zoning or health ordinances, statutes or regulations building or zoning laws, ordinances and regulations. Such Seller knows of no threatened or actual cancellation or suspension of any certificates of occupancy for any portion of its respective Company’s Land or the Improvements.  To such Seller’s knowledge, neither its respective Company nor such Company’s Property is in material violation of any recorded covenants, conditions or restrictions encumbering such Property, provided that if such Seller delivers (either before or after the applicable Closing) to Purchaser an estoppel certificate with respect to any such recorded covenants, conditions or restrictions that is consistent with the representation and warranty set forth in this sentence, the representations and warranties set forth in this sentence with respect to the covenants, conditions or restrictions to which such estoppel certificate applies shall not longer be in effect.  With respect to each Property that is not a Completed Property, the representations stated in this Section 6.1(i) must only be true and correct as of the applicable Closing Date and is not applicable as of the Effective Date.

(j)Taxes and Special Assessments.  Other than as shown on the Title Commitment for such Seller’s respective Company’s Property, such Seller has no knowledge and has received no written notice of any existing or proposed special assessments or similar taxes, charges or assessments against such Property.  True and complete copies of the most recent real estate tax bills for such Property received by such Seller or its respective Company have been delivered to Purchaser as part of the Property Information.  Neither Seller nor its respective Company has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against such Company’s Property or any portion thereof.  All taxes, assessments and amounts payable to any government unit or agency or any private association of any kind affecting such Property that are now due and owing have been paid or will be paid at the applicable Closing.

(k)Title.  With respect to each Seller, other than the Lubbock Seller, such Seller’s respective Company owns fee simple title to such Company’s Real Property free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title, except as shown in the applicable Title Commitment for such Real Property.  With respect to the Lubbock Seller only, the Lubbock Company owns leasehold title to such Company’s Real Property free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title, except as shown in the applicable Title Commitment.

(l)Operating Statements.  With respect to each Property that is a Completed Property, the operating statements of income and expense of Seller provided to Purchaser are true, complete and correct, and fairly and accurately reflect the income and expenses of the operation of the Property for the periods reflected thereby.  With respect to each Property that is not a Completed Property, there are no existing operating statements of income and expense of such Seller or its respective Company that reflect the income and expenses of the operation of such Property.

(m)Tenant Inducement Costs.  Except as set forth on Schedule 6.1(m) hereto, there are no unspent or unpaid Tenant Inducement Costs with respect to such Seller’s respective Company’s Government Lease or Licenses; provided, however, such Seller shall update this Schedule at the applicable Closing to reflect the amount of remaining unspent or unpaid Tenant Inducement Costs at the time of such Closing.

(n)Environmental Information.  Such Seller has made available to Purchaser all environmental investigations and testing or analysis reports with respect to the environmental condition of its respective Company’s Property that are in the possession or control of such Seller or its respective Company (collectively, the “Environmental Reports”).  Except as disclosed in the Environmental Reports:  (i) to such Seller’s knowledge, no condition on its respective Company’s Property is in violation of any Environmental Laws; (ii) neither such Seller nor its respective Company has received any written notice of, and, to such Seller’s knowledge, there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to Hazardous Materials or any Environmental Law against or affecting such Seller, its respective Company or such Company’s Property that have not been remedied or cured, in each case; and (iii) neither Seller nor its respective Company has entered into, agreed to or is bound by any material consent decree or order or is a party to any material judgment, decree or judicial order relating to compliance with respect to such Company’s Property with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

(o)Antiterrorism Matters.  Neither such Seller, its respective Company, nor to such Seller’s knowledge any individual or entity having an interest in such Seller or such Company, is, or will become, a person and/or entity with whom U.S. persons or entities are restricted from doing business under the (i) International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; (ii) the Trading with the Enemy Act, 50 U.S.C. App. § 5; (iii) any executive orders promulgated thereunder; (iv) any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons (the “SDN List”)); or (v) any other applicable law of the United States, including Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 (“Executive Order 13224”) or the United and Strengthening America by Providing Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”).

(p)Notice of Defects.  Neither Seller nor its respective Company has received any written notice from the holder of any mortgage presently encumbering such Company’s  Property, any insurance company which has issued a policy with respect to such Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in such Property or the construction or manner of construction of such Company’s Improvements or suggesting or requesting the performance of any repairs, alterations or other work to such Property.  With respect to each Property that is not a Completed Property, the representations stated in this Section 6.1(p) must only be true and correct as of the applicable Closing Date and is not applicable as of the Effective Date.

(q)Warranties.With respect to the Completed Properties only, each Seller and its respective Company have delivered to Purchaser true, correct and complete copies of the warranties applicable to such Company’s Property as listed on Schedule 6.2(q) attached hereto and made a part of this Agreement (the “Warranties”).  The Warranties are the only warranties granted to such Company which relate to the operation or construction of such Company’s Property and which have not been assigned to the Government.  To Seller’s knowledge, those Warranties are in full force and effect.  There are no current defaults of such Seller’s Company under the Warranties and such Company has made no claims under any of the Warranties.  With respected to the Non-Completed Properties, each Seller and its respective Company will deliver to Purchaser true, correct and complete copies of all warranties applicable to such Company’s Property prior to each Closing.

(r)Personal Data and Cybersecurity. To Seller’s knowledge, in the three (3) years prior to the Closing Date, no Seller nor their respective Company has suffered any actual material data breach with respect to Personal Data.

(s)Intentionally Omitted.

(t)Due Diligence.  Each Seller has provided Purchaser with (or access to) true, correct and complete copies of all material Property Information with respect to such Seller’s Membership Interests, such Seller’s Company and that Company’s Property.  Neither Seller nor its respective Company has deliberately or intentionally removed, omitted, or redacted any information from the Property Information provided to Purchaser except as specifically identified to Purchaser in writing identifying the basis for such removal, omissions or redaction.

(u)Certain Property Agreements.  Except as shown in the applicable Title Commitment and applicable Leases, neither Seller nor its respective Company has granted any, and to such Seller’s knowledge, there are no, right of way agreements, ingress/egress agreements, easement agreements, access agreements, parking agreements or other agreements affecting such Seller’s respective Company’s Property or involving off‑site facilities serving such Property.

(v)Lubbock Ground Lease.  Lubbock Seller makes the following representations and warranties set forth in this Section 6.1(v).  Lubbock Seller has delivered to Purchaser a true, correct and complete copy of the Lubbock Ground Lease, and the Lubbock Ground Lease has not been amended or modified.  To Lubbock Seller’s knowledge, there are no existing or uncured defaults by Lubbock Company, or by Lubbock Ground Lessor under the Lubbock Ground Lease.  Neither Lubbock Seller nor Lubbock Company has received any written notices of claims, defenses or offsets which have been asserted against Lubbock Seller or Lubbock Company by Lubbock Ground Lessor.  The Lubbock Ground Lease is in full force and effect.  Lubbock Company has not assigned its interest in the Lubbock Ground Lease to any Person.

(w)Lenexa Property City Leases.  Lenexa Seller makes the following representations and warranties set forth in this Section 6.1(w).  Lenexa Seller has delivered to Purchaser a true, correct and complete copy of each of the Lenexa Property City Leases, and the Lenexa Property City Leases have not been amended or modified.  To Lenexa Seller’s knowledge, there are no existing or uncured defaults by Lenexa Company, or by the City of Lenexa, KS under either of the Lenexa City Leases.  Neither Lenexa Seller nor Lenexa Company has received any written notices of claims, defenses or offsets which have been asserted against Lenexa Seller or Lenexa Company by the City of Lenexa, KS.  The Lenexa City Leases are in full force and effect.  Lenexa Company has not assigned its interest in either of the Lenexa City Leases to any Person.

Section 6.2Representations and Warranties of Each Seller with respect to its Respective Company. Each Seller, on behalf of itself and on behalf of its respective Company, hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing with respect to such Seller’s Membership Interests:

(a)Organization and Authority.

(i)Such Seller’s respective Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is duly qualified to transact business in the state in which its respective Real Property is located.

(ii)Such Seller is the only member of its respective Company and holds all of the Membership Interests in that Company (the “Company Membership Interests”) which represent one hundred percent (100%) of the ownership of all actual, equitable and beneficial interest in such Company.  Such Seller owns its Company Membership Interests free and clear of all encumbrances and such Company Membership Interests have not been pledged or assigned to any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization (“Person”).

(iii)Such Seller’s Company Membership Interests have been duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any laws or preemptive rights.  There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind to which such Seller’s respective Company is a party or to which such Company is bound which would obligate such Company to issue, deliver, purchase or sell any units, membership or other equity capital or profit interests of any kind in such Company.  Upon the consummation of the transactions contemplated hereby, Purchaser will have acquired title to such Seller’s Company Membership Interests, free and clear of all encumbrances, subject to any restrictions imposed by federal or state securities laws.

(iv)Such Seller has delivered to Purchaser a true, correct and complete copy of such Seller’s respective Company’s (i) Certificate of Formation certified by the Secretary of State of Delaware (together with any amendments thereto) (each, a “Company Certificate of Formation”), and (ii) operating agreement (together with any amendments thereto) (each, a “Company LLC Agreement,” and together with the Certificate of Formation, the “Company’s Organizational Documents”).  There are no material defaults by any member under the Company’s Organizational Documents and there have been no amendments thereto other than those amendments that have been delivered to Purchaser prior to the Effective Date or approved by Purchaser pursuant to Section 6.5(a)(v) hereof; and

(v)The Company has no officers, assistant officers, directors or board of managers and is member managed.

(b)No Bankruptcy.  No voluntary bankruptcy, reorganization, arrangement or insolvency proceedings have been filed by such Seller’s Company or are contemplated by such Seller’s Company, and, to such Seller’s knowledge, there are no involuntary bankruptcy, reorganization arrangement or insolvency proceedings pending or threatened against such Seller’s Company.  Such Seller’s respective Company has not made a general assignment for the benefit of creditors, suffered the filing of an insolvency petition, or suffered the appointment of a receiver to take possession of any of such Company’s assets, suffered the attachment or other judicial seizure of such Company’s assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors.

(c)Pending Actions.  There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending, or to such Seller’s knowledge, threatened, against such Seller’s respective Company or to which such Company is otherwise a party.  The matters set forth on Schedule 6.2(c), together with any dispute, controversy or litigation involving Seller’s respective Company, to the extent relating to the period prior to Closing, shall hereinafter be referred to as the “Pre-Closing Litigation Matters.”

(d)Violations.  Such Seller’s respective Company is not in material violation of any applicable laws.

(e)No Employees.  Such Seller’s respective Company has no employees and has no employment obligations.

(f)Single Asset Entity.  Such Seller’s respective Company does not own any real or personal property other than its respective Property and is not engaged in any business other than the ownership and operation of that Property.

(g)ERISA.  Such Seller’s respective Company is not acting on behalf of an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(h)Financial Statements.  With respect to each Company, the financial statement of such Company, including a balance sheet setting forth the assets and liabilities of such Company, is attached hereto as Exhibit G, and are the true, correct and complete audited financial statements of such Seller’s respective Company, (collectively, the “Financial Statements”), and fairly and accurately reflect the assets and liabilities of such Company.  The Financial Statements fairly present the financial condition of such Company as of the respective dates they were prepared and the results of the operations of such Company for the periods indicated, all in accordance with generally accepted accounting principles.  There has been no material adverse change to the financial condition of such Company since the date of such Financial Statements.

(i)No Liabilities.  Except for (i) Mandatory Cure Items (which pursuant to Section 3.3 hereof shall be fully released of record as of the applicable Closing), (ii) obligations under such Seller’s respective Company’s Government Lease and Service Agreements, (iii) liabilities incurred in connection with the transactions contemplated by this Agreement or otherwise as contemplated or permitted hereby, such Seller’s respective Company has no liabilities, including any liabilities that require such Company to indemnify its members or existing agreements to provide any indemnification to any person or entity.

(j)Tax Matters. With respect to tax matters:

(i)Such Seller’s respective Company has timely filed and will timely file (or there have been filed or will be filed on its behalf) all tax returns required to be filed by it before the applicable Closing Date; all such tax returns are or will be complete and accurate in all material respects; and such Company has complied in all material respects with all applicable laws related to the payment and withholding of Taxes (herein defined) required by law to have been withheld or collected and, to the extent required, has paid over such Taxes to the appropriate governmental authorities, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any independent contractor, employee, creditor, partner or other third party. Such Seller has delivered copies to Purchaser of all such tax returns. Such Seller’s respective Company is not currently the beneficiary of any extension of time within which to file any tax return.

(ii)All taxes or other similar assessments, duties, fees levies, or charges (in each case in the nature of a tax) of such Seller’s respective Company including but not limited to all federal, state and local, sales, income, payroll, franchise, property and excise taxes, and all estimated taxes, deficiency assessments, additions to tax, additional amount imposed by any governmental authority, and any penalties or interest related thereto (“Taxes”) due and payable on or prior to the applicable Closing Date related to any period prior to such Closing Date have been timely paid or will be timely paid on or prior to such Closing Date. Except as disclosed on Schedule 6.2(j)(ii), no Company will owe any Taxes after the Closing with respect to any taxable period (or portion thereof) ended on or prior to the Closing Date, except for any property Taxes with respect to the applicable Property (or any portion thereof) that have not yet been paid but which are not yet delinquent.

(iii)No waiver of any statute of limitations relating to Taxes due from or with respect to such Seller’s respective Company has been granted to, or requested by, any governmental authority.  There are no pending claims, actions, suits or proceedings for the assessment or collection of Taxes with respect to such Seller’s respective Company to which such Company has received written notice from a taxing authority. There is no claim or dispute concerning any Tax liability of such Company, and there is no audit, examination or similar proceeding currently in progress, and such Company has not received written notice concerning an audit, examination or similar proceeding with respect to Taxes or tax returns of such Company. No claim has ever been made by an authority in a jurisdiction where such Seller’s respective Company does not file a tax return that such Company is or may be subject to taxation by that jurisdiction.

(iv)Such Seller’s Company has not granted power of attorney with respect to any matter relating to Taxes or otherwise that is currently in effect.

(v)From the date of inception through the applicable Closing Date, each Seller’s Company has been a disregarded entity for U.S. federal income tax purposes.

(vi)The taxpayer/employer identification number of such Seller’s respective Company for all federal, state and local tax purposes is as set forth next to such Company’s name on Schedule 6.2(j)(vi).

(vii)Such Seller’s respective Company is not a party to any tax sharing or similar agreement or arrangement, pursuant to which it will have any obligation to make any payments after the applicable Closing Date.

(viii)Such Seller’s respective Company has not requested a private letter ruling from the IRS.

(ix)Such Seller’s respective Company does not have any liability for the Taxes of another Person, as a transferee or successor, by contract or otherwise.

(x)Such Seller’s respective Company has not entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax law).

(xi)Such Seller’s respective Company will not be required to adjust its taxable income for any period ending after the applicable Closing Date as a result of any:  (A) change in method of accounting for a taxable period ending on or prior to such Closing Date; (B) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income tax law) executed on or prior to such Closing Date; (C) installment sale or open transaction occurring on or prior to such Closing Date; (D) prepaid amount received on or prior to such Closing Date; or (E) election under Code Section 108(i).

(xii)Such Seller’s respective Company is not subject to tax by any jurisdiction other than the United States and political subdivisions of the United States.

(xiii)Such Seller’s respective Company (A) has not knowingly participated in any reportable transaction as defined in Treasury Regulations Section 1.6011-4(b) or (B) is not a material advisor as defined in Section 6111(b) of the Code.

(xiv)Such Seller’s respective Company is not a party to any agreement, contract, arrangement, or plan that has resulted, or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(xv)No deficiency for any amount of Tax has been asserted in writing or assessed by a taxing authority relating to any such Seller’s Company or such Company’s business, operations or assets and no such assessment or assertion of Tax liability has been threatened in writing.

(xvi)No Seller is (i) a “foreign person,” “foreign trust,” “foreign partnership” or “foreign corporation” (as those terms are defined in the Code, and related regulations thereunder) or (ii) a disregarded entity any of the equity interests of which are directly owned (or indirectly owned through one or more disregarded entities) by any regarded entity that is a “foreign person,” “foreign trust,” “foreign partnership” or “foreign corporation” (as those terms are defined in the Code and related regulations thereunder).

Section 6.3Knowledge Defined.  With respect to the representations and warranties of each Seller set forth in Section 6.1 and Section 6.2, the references to the “knowledge” of Seller shall refer only to the current actual knowledge of the individual(s) listed next to such Seller’s name on Schedule 6.3 attached hereto and made a part hereof, after inquiry of (i) with respect to each Property that is a Completed Property, the primary employees of the property manager responsible for managing the Property and the on-site property engineer, and (ii) with respect to each Property that is a Non-Completed Property, the on-site construction manager.

Section 6.4Survival of Seller’s Representations and Warranties.

(a)The representations and warranties of each Seller set forth in Section 6.1 Section 6.2 hereof shall survive for a period of eighteen (18) months following the applicable Closing Date except for the representations and warranties set forth in Section 6.2(j) (Tax Matters), which shall survive the Closing until the expiration of the applicable statute of limitations plus sixty (60) days and shall automatically expire as of such date unless and except only to the extent included as a claim in an action asserting a breach (in each case, as applicable, the “Survival Period”).

(b)Subject to the provisions of this Section 6.4(b), Purchaser and its officers, directors, employees, members, shareholders, representatives and agents (collectively, the “Purchaser Indemnified Parties”) shall be indemnified and held harmless by each Seller from and against any Losses which the Purchaser Indemnified Parties suffer, sustain or become subject to as a result of:  (i) any breach of the representations and warranties set forth in Section 6.1 or Section 6.2 by such Seller; and (ii) the breach of any covenant of such Seller in this Agreement that survives the Closing (including, without limitation, each Purchase Price adjustment to be made pursuant to Section 2.4(b) and Section 2.4(c), the reconciliations required to be made pursuant to Section 5.4 of this Agreement, and the obligation to pay Taxes pursuant to Section 6.5(l)); provided that each Seller’s indemnification obligation set forth in this Section 6.4(b) shall be limited to the breaches of such Seller only and shall not apply to the breaches of any other Seller.  Notwithstanding the foregoing, Purchaser Indemnified Parties shall not be entitled to indemnification with regard to the foregoing unless, (A) written notice containing a description of the specific nature of such breach shall have been delivered to the applicable Seller in accordance with Section 11.3 prior to the expiration of the Survival Period,  and (B) the amount for which indemnification would otherwise be payable to the Purchaser Indemnified Parties with respect to any individual Seller or such Seller’s respective Company or such Company’s respective Property exceeds Fifty Thousand Dollars ($50,000) in the aggregate (the “Threshold Amount”), and, in such event such right of indemnification for Losses shall be for every dollar for which indemnification would be due hereunder without regard of the Threshold Amount (e.g., the applicable Seller will be liable for all matters from dollar one).  The aggregate liability with respect to any claims for indemnification pursuant to this Section 6.4(b) with respect to any individual Seller, such Seller’s respective

Company or such Company’s respective Property shall be limited to, and shall not exceed, an amount equal to one percent (1%) of the Purchase Price allocated to such Company on Schedule 2.3 (the “Cap”), and in no event may Purchaser recover from all Sellers, all Companies and all Properties, an aggregate amount in excess of ten percent (10%) of the Aggregate Purchase Price (the “Aggregate Cap”).  The Threshold Amount and Cap applies to each individual Seller and its respective Company and such Company’s respective Property, so that (i) in order for the Purchaser Indemnified Parties to be entitled to recovery from a Seller for any Losses that arise from a Seller, its respective Company or such Company’s respective Property, Purchaser must have suffered aggregate Losses with respect to such Seller, its respective Company or such Company’s respective Property in an amount at least equal to the Threshold Amount, regardless of whether the Purchaser Indemnified Parties have suffered Losses with respect to any other Seller, Company or Property, and (ii) the Purchaser Indemnified Parties may not recover from a Seller any Losses with respect to such Seller, Company or Property in excess of the Cap.  Notwithstanding the foregoing provisions of this Section 6.4, in no event shall the Survival Period, Threshold Amount, Cap or Aggregate Cap be applicable to any Seller obligations that survive Closing pursuant to Section 2.4(b), Section 2.4(c), Section 5.4, Section 6.5(l), Section 9.1 or Section 11.16, any representation and warranty set forth in Section 6.1(a), Section 6.1(g), Section 6.1(k), Section 6.2(a) or Section 6.2(j) or any Pre-Closing Litigation Matter and in no event shall any recoveries or payments received by Purchaser by reason of any of the foregoing Sections apply towards the Cap or the Aggregate Cap.

(c)In order to support each Seller’s indemnification obligations under Section 6.4(b), each Seller agrees to maintain minimum required liquid funds from and after each Closing in an amount at least equal to the Cap for the Survival Period applicable to such Closing (i.e., a period of 18-months from the applicable Closing Date and the longer Survival Period with regard to the representations and warranties set forth in Section 6.2(j) (Tax Matters) will not apply with regard to this requirement), provided that in the event that Purchaser notifies the applicable Seller during the Survival Period of a claim for which it seeks indemnification pursuant to Section 6.4(b), then the Seller shall continue to hold such required liquid funds until such time as such claim has been finally resolved (provided that the foregoing liquid funds requirement shall be reduced, if applicable, to an amount equal to the lesser of (i) the aggregate of the amounts of all claims so made by Purchaser against such Seller during the applicable Survival Period, and (ii) the Cap).  Each Seller is permitted to hold the minimum required liquid funds in an interest bearing account or to invest such funds in marketable securities listed on a national exchange, with the earnings on the same being the sole property of the Seller.

(d)The provisions of this Section 6.4 shall survive each Closing.

Section 6.5Covenants.

(a)Operations.  From the Effective Date hereof until the Closing or earlier termination of this Agreement, each Seller shall, and shall cause its respective Company to:

(i)(1) with respect to each Property that is a Completed Property, use, operate and maintain such Property in a manner consistent with the manner in which Seller’s respective Company has operated and maintained such Property prior to the date hereof, (2) not directly or indirectly negotiate with any third party respecting the sale of (x) the Membership

Interests in such Seller’s respective Company, or (y) such Seller’s respective Company’s Property, or any portion thereof or any interest therein, and (3) continue to maintain, or cause its contractor constructing the applicable Improvements to maintain, such builder’s risk, all risk, fire and extended coverage insurance policy or policies covering such Seller’s respective Company’s  Property, as are in force and effect on the Effective Date;

(ii)not (1) enter into any renewal, expansion, termination, amendment or modification of such Seller’s respective Company’s Government Lease or any License, except that with respect to any Property that is not a Completed Property, Seller may permit its respective Company to enter into change orders or lease amendments requested by the Government adding, deleting or changing any item of the applicable Improvements where the cost of such change is to be reimbursed by the Government to the applicable Company or otherwise paid by Seller; provided that such change order or Lease Amendment does not affect the economic or other material terms of the applicable Government Lease and further provided that a copy of any such change order or Lease Amendment is promptly delivered to Purchaser, (2) enter into any new lease, license (including any License) or other agreement granting any rights of use or occupancy at any portion of such Seller’s respective Company’s Property, or (3) waive any rights of such Seller’s respective Company under its applicable Government Lease or any License, in each case without Purchaser’s consent (which may be withheld or granted in Purchaser’s sole discretion).

(iii)shall not remove from such Seller’s respective Company’s Property any item of Personal Property included in the sale, unless such item, in each case, is replaced with a similar item of comparable utility and value.

(iv)not assign, pledge, or otherwise encumber such Seller’s respective Company Membership Interests, nor admit new members to or issue additional interests in such Seller’s respective Company, nor permit its respective Company to sell, assign or otherwise transfer or encumber its respective Property or any portion thereof.

(v)not amend such Seller’s respective Company’s Organizational Documents, nor cause or permit such Organizational Documents to be amended in any respect, without, in each case, the prior written consent of Purchaser (which may be granted or withheld in Purchaser’s sole discretion).

(vi)with respect to the Lubbock Property, not (1) enter into any renewal, expansion, termination, amendment or modification of the Lubbock Ground Lease, or (2) waive any rights of the Lubbock Company under the Lubbock Ground Lease, in each case without Purchaser’s consent (which may be withheld or granted in Purchaser’s sole discretion).

(vii)with respect to the Lenexa Property, not (1) enter into any renewal, expansion, termination, amendment or modification of either of the Lenexa Property City Leases, or (2) waive any rights of the Lenexa Company under either of the Lenexa Property City Leases, in each case without Purchaser’s consent (which may be withheld or granted in Purchaser’s sole discretion).

(viii)if Purchaser reasonably requests additional assurances from the Government with respect to any outstanding matters with respect to the applicable Government

Lease, in form and substance reasonably acceptable to Purchaser, which matters may include, but not be limited to, evidence that the Government is not due any reimbursements for overpayments of real estate taxes or operating expenses, for periods prior to the applicable Closing, then the applicable Seller shall present such requests to the Government and use commercially reasonable efforts to obtain such assurances by such Closing.

(b)Service Agreements.  No later than thirty-five (35) days prior to each Closing, Purchaser shall have the right to notify Seller in writing of the existing Service Agreements that Purchaser elects for the Company that is subject to such Closing to retain in effect after such Closing (such Service Agreements set forth in such notice being collectively, the “Continued Service Agreements”).  Each Seller shall cause its respective Company to terminate at such Seller’s expense, effective as of the applicable Closing, all Service Agreements that are not Continued Service Agreements (including, without limitation, such Company’s property management agreement for its respective Property).  From the Effective Date hereof until the Closing or earlier termination of this Agreement, no Seller shall permit its respective Company to amend, terminate or materially modify any Continued Service Agreements or enter into any new third-party contracts with respect to any portion of such Company’s Property which cannot be cancelled upon no more than thirty (30) days’ notice without the payment of any termination fee or penalty by Purchaser, without the prior written consent of Purchaser (which consent may be withheld or granted in Purchaser’s sole discretion).

(c)Statement of Lease; Novation Agreement.

(i)Each Seller, no later than three (3) Business Days prior to the date of its applicable Closing, will deliver to Purchaser, or cause its respective Company to deliver to Purchaser, the Statement of Lease for the applicable Government Lease, in the form of Exhibit L or such other customary form as the Government may provide pursuant to the applicable Government Lease, and Purchaser acknowledges that the Government is only required to provide the minimum statements as are indicated in each applicable Government Lease.  Purchaser shall have the right to approve or disapprove each Statement of Lease obtained from the Government, provided that Purchaser shall not have the right to disapprove the Statement of Lease unless the Statement of Lease (A) is materially inconsistent with (1) the copy of the Government Lease provided by the applicable Seller to Purchaser; or (2) any representation or warranty set forth in this Agreement; or (B) (1) claims any default by the applicable Company which is not corrected by the applicable Seller prior to the Closing; or (2) claims any obligation of the applicable Company to provide any Tenant Inducement Costs, rent concessions, improvements or reimbursements to the Government unless the applicable Seller shall make payment of same at Closing or credit Purchaser the same at Closing; or (C) makes any material qualification to or denial of any of the statements set forth in the form Statement of Lease.  At Purchaser’s request, each Seller shall also submit to the Government any subordination agreements applicable to the Seller’s respective Company required from the Government by Purchaser’s lender (provided that receipt of the same from the Government is not a condition to Closing and failure to obtain the same is not a default of the applicable Seller).  Purchaser agrees to use commercially reasonable efforts to cooperate to assist each Seller in obtaining the foregoing documents, to the extent such Seller requires such assistance.  Purchaser may not, without the applicable Seller’s prior written consent, which may be withheld in Seller’s sole discretion, contact the Government in order to obtain the Statement of Lease.

(ii)Promptly after Closing, each Seller will work with the Government to obtain the execution by Government of the Novation Agreement by and among Government, the applicable Company and Purchaser regarding the applicable Government Lease in the form of Exhibit J, or such other customary form as the Government may provide pursuant to the applicable Government Lease (the “Novation Agreement”).  If prior to its execution Government requires changes to the form of Novation Agreement attached as Exhibit J, then such changes shall be reasonably accommodated by Purchaser, the applicable Seller and the applicable Company.  Notwithstanding the foregoing provisions of this Section 6.5(c)(ii), in the event that the contracting officer with respect to any Government Lease elects not to enter into a Novation Agreement because the transaction was a sale of Membership Interests, such Novation Agreement shall not be required.  The provisions of this Section 6.5(c)(ii) shall survive Closing.

(iii)Each Seller and Purchaser agrees, at its own expense, to cooperate in connection with obtaining the Government’s execution of the applicable Novation Agreement, and this obligation shall survive the respective Closing.  Each Seller shall use its commercially reasonable efforts to obtain additional assurances from the Government with respect to its respective Company’s Government Lease as Purchaser may reasonably request and shall promptly cooperate with Purchaser to negotiate and resolve any changes to the requested assurances requested by the Government.

(d)Substantial Completion; Contractor Estoppel; Punch List Items.

(i)Substantial Completion.  With respect to each Property that is not a Completed Property, the applicable Seller shall or shall cause its respective Company to diligently pursue in good faith and obtain Substantial Completion of all Improvements to be constructed by the “lessor” pursuant to the requirements of the applicable Government Lease as soon as is reasonably practicable following the Effective Date.  Promptly following the date of Substantial Completion, and in no event later than five (5) days following such date of Substantial Completion, each Seller shall or shall cause its respective Company to:  (A) deliver to the Purchaser and the Title Company all of the items set forth on Schedule 6.5(d) attached hereto and made a part hereof, and (B) deliver to Purchaser a certificate of substantial completion issued by such Seller’s or its respective Company’s architect in the form of AIA Form G704, certifying that the applicable Improvements have been substantially completed in accordance with the plans therefor, subject only to the completion of minor punch list items; and (C) shall deliver to Purchaser a  temporary or permanent (if temporary, the applicable Seller shall obtain and deliver a permanent prior to the expiration of the temporary, which obligation shall survive the applicable Closing) certificate of occupancy (or equivalent) issued by the applicable governmental authority for the applicable Improvements (each, a “Certificate of Occupancy”).

(ii)Contractor Estoppel.  Each Seller, no later than three (3) Business Days prior to the date of its respective Closing, will deliver, or cause its respective Company to deliver to Purchaser, a Contractor Estoppel Certificate executed by each of the general contractor and architect (each, a “Contractor”), under such Seller’s respective Company’s Construction Contracts, substantially in the form attached hereto as Exhibit H.  Purchaser shall have the right to reasonably approve each Contractor Estoppel Certificate.

(iii)Punch-List Items.  In the event that a Closing occurs and the “lessor” under the applicable Government Lease is obligated to complete any item identified on a punch list generated by the Government in accordance with the applicable Government Lease (the “Punch List”), the applicable Seller at such Closing shall place with the Escrow Agent an amount equal to one hundred twenty-five (125%) percent of the estimated costs, as determined by such Seller and reasonably approved by Purchaser, of completing the punch list items, (the “Punch List Escrow Amount”) pursuant to escrow instructions reasonably acceptable to such Seller, Purchaser and Escrow Agent.  At least five (5) days prior to Closing, each Seller shall provide to Purchaser a copy of any Punch List that has been approved by the Government as a part of the Government’s acceptance of such Seller’s respective Company’s Property along with such Seller’s estimates of the costs to complete such work and the estimated time required to complete such work.  Purchaser will cause each Company to provide the applicable Seller and such Seller’s contractors, subcontractors and other agents with access to the Property in order to complete the Punch List items after Closing.  Upon the lien free completion of each Punch List item, as evidenced by written acceptance of such item by the Government and delivery to Purchaser of final unconditional lien waivers (or similar form typically provided in the state where the Property is located) from the general contractor and such other lien waivers with respect to work done by other contractors and for material supplied, from such persons and in such form as may be required by the Title Company, the Escrow Agent shall release to the applicable Seller the portion of the Punch List Escrow amount allocated to such item.  Each Seller shall be solely responsible for, and shall promptly pay, any costs of completing all punch list items, lien free, including, without limitation, any punch list items whose cost is in excess of the Punch List Escrow Amount.  In the event that a Seller has not completed its respective punch list work, lien free, within the time required under the applicable Government Lease, Purchaser may, but is not obligated to, complete the work on behalf of such Seller and receive from the Punch List Escrow Amount the amounts reasonably incurred by Purchaser to complete any Punch List work plus a servicing fee in the amount of ten percent (10%) of the amounts expended by Purchaser and, if necessary, Purchaser may apply such portions of the Punch List Escrow Amount as may be necessary to remove any liens on the applicable Property arising by reason of the performance of any work to complete any punch list items.  If the amounts incurred by Purchaser to complete any punch list items (plus the servicing fee thereon) or to remove any related liens exceed the amounts available to Purchaser from the Punch List Escrow Amount, the applicable Seller shall promptly pay Purchaser the amount of any deficiency.  The provisions of the Section 6.5(d)(iii) shall survive each Closing.

(e)Reserved.

(f)Required Insurance; Access Indemnity.

(i)During the performance of completion of any punch list items pursuant to Section 6.5(d), the applicable Seller shall maintain, and shall cause its contractors to maintain, (i) workers’ compensation insurance with coverage limits of not less than the minimum required by applicable law for bodily injury by accident or disease, and (ii) commercial general and automobile liability coverage with respect to claims, losses and liabilities which may result directly or indirectly from the performance or nonperformance of the completion of such punch list items, whether such performance or nonperformance is by a contractor, subcontractor, or their employees, agents or assignees with limits not less than those customarily carried by prudent contractors for similar work.  Each such policy of insurance shall (1) (except the workers’

compensation policy) name Purchaser and the applicable Company as an additional insured by endorsement, (2) state by endorsement that such policy or policies and the coverage evidenced thereby are primary and Purchaser’s and the applicable Company’s insurance is excess and noncontributing with respect to such primary coverage, and (3) be issued by a credit worthy company authorized to do business in the state in which the applicable Property is located.  Upon request by Purchaser, each Seller shall provide to Purchaser certificates of insurance and the foregoing endorsements reasonably acceptable to Purchaser.

(ii)Each Seller hereby agrees to indemnify, defend and hold Purchaser and the applicable Company harmless from and against any and all Losses to the extent arising by reason of (a) such Seller’s (or its employees, agents, or contractors) access to the applicable Property to perform the completion of the Punch List (except to the extent caused by the negligence or willful misconduct of Purchaser or the applicable Company), and (b) such Seller’s failure to complete and fully pay for the Punch List, including, without limitation, and liens arising from any of the foregoing.

(iii)The provisions of this Section 6.5(f) shall survive the Closing.

(g)Indemnity Limitations.  All claims, causes of action, obligations, Losses (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, be in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to this Agreement or the Schedules or other agreements contemplated hereby (collectively, the “Transaction Documentation”), or the negotiation, execution, or performance of the Transaction Documentation (including any representation or warranty made in, in connection with, or an inducement to, any of the Transaction Documentation), made or asserted by Purchaser against a Seller may only be made or asserted against (and are those solely of) that Seller, such Seller’s interest in its respective Company, the interests of that Company in its respective Property, and, in each case, the proceeds therefrom, and no Person, including, without limitation, any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney, or representative of and any financial advisor to, that Seller shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or Losses arising under, out of, in connection with, or related in any manner to the Transaction Documentation or based on, in respect of, or by reason of the Transaction Documentation, or the negotiation, execution, performance, or breach thereof.

(h)Government Lease Notices.  Each Seller shall provide to Purchaser any notices to proceed, scope of work submissions and any requests for changes to the plans for the applicable Improvements promptly upon receipt thereof and any other material notices with respect to the construction of the applicable Improvements or such Seller’s respective Company’s Government Lease provided to or received from the Government.  Each Seller shall submit to Purchaser, or cause its respective Company to submit to Purchaser, monthly status updates regarding the construction of such Seller’s respective Company’s Improvements.  Each Seller shall advise Purchaser promptly of Seller’s receipt of written notice of any defaults or alleged defaults arising under any Government Lease.

(i)Updated Property Information.  To the extent any of the items listed on Schedule 4.1 are not available as of the Effective Date to be delivered to Purchaser as part of the

Property Information in accordance with Section 4.1, then the applicable Seller shall provide such additional Property Information if and when the same exists and comes into the possession or control of such Seller, its respective Company or such Company’s property managers.

(j)Lubbock Ground Lease Estoppel Certificate and Lubbock Ground Lessor Consent and Waiver.  The Lubbock Seller, no later than three (3) Business Days prior to the date of its Closing, will deliver to Purchaser, or cause the Lubbock Company to deliver to Purchaser, (a) the Lubbock Ground Lessor Consent and Waiver, and (b) the Lubbock Ground Lease Estoppel Certificate.  Purchaser shall have the right to approve or disapprove the Lubbock Ground Lease Estoppel Certificate obtained from the Lubbock Ground Lessor, provided that Purchaser shall not have the right to disapprove the Lubbock Ground Lease Estoppel Certificate unless the Lubbock Ground Lease Estoppel Certificate (a) is materially inconsistent with (i) the copy of the Lubbock Ground Lease provided by the Lubbock Seller to Purchaser; or (ii) any representation or warranty set forth in this Agreement; or (b) claims any default by the Lubbock Company which is not corrected by the Lubbock Seller prior to the applicable Closing; or (c) makes any material qualification to or denial of any of the statements set forth in the form of Lubbock Ground Lease Estoppel Certificate.

(i)At Purchaser’s request, Lubbock Seller shall also submit to the Lubbock Ground Lessor any non-disturbance agreements required from the Lubbock Ground Lessor by Purchaser’s lender (provided that receipt of the same from the Lubbock Ground Lessor is not a condition to Closing and failure to obtain the same is not a default of Lubbock Seller).

(k)Lenexa Property City Lease Estoppel Certificate.  The Lenexa Seller, no later than three (3) Business Days prior to the date of its Closing, will deliver to Purchaser, or cause the Lenexa Company to deliver to Purchaser, the Lenexa Property City Lease Estoppel Certificate.  Purchaser shall have the right to approve or disapprove the Lenexa Property City Lease Estoppel Certificate obtained from the City of Lenexa, KS, provided that Purchaser shall not have the right to disapprove the Lenexa Property City Lease Estoppel Certificate unless such Lenexa Property City Lease Estoppel Certificate (a) is materially inconsistent with (i) the copy of the Lenexa Property City Base Lease or Lenexa Property City Lease-Back Lease, as applicable, provided by the Lenexa Seller to Purchaser; or (ii) any representation or warranty set forth in this Agreement; or (b) claims any default by the Lenexa Company which is not corrected by the Lenexa Seller prior to the applicable Closing; or (c) makes any material qualification to or denial of any of the statements set forth in the form of the Lenexa Property City Lease Estoppel Certificate.  At Purchaser’s request, Lenexa Seller shall also submit to the City of Lenexa, KS any subordination or non-disturbance agreements, as applicable, required from the City of Lenexa, KS by Purchaser’s lender (provided that receipt of the same from the City of Lenexa, KS is not a condition to Closing and failure to obtain the same is not a default of Lenexa Seller).

(l)Taxes.  Prior to Closing, the applicable Sellers shall use commercially reasonably efforts to obtain an exemption from the payment of the Taxes listed on Schedule 6.2(j)(ii) where practicable, and, to the extent such exemption is not reasonably obtainable as of Closing, such Sellers shall continue to use commercially reasonable efforts to obtain such exemptions promptly following Closing, and such Sellers shall provide evidence of such exemptions to Purchaser promptly following the date on which each such exemption is obtained.  Notwithstanding the foregoing provisions of this Section 6.5(l), if any such exemption is not obtainable prior to the date on which such Taxes become delinquent, such Seller shall pay such Taxes prior to the date on which such Taxes become delinquent and shall provide Purchaser with evidence of that payment.  The provisions of this Section 6.5(l) shall survive the Closing.

Section 6.6Representations and Warranties of Purchaser.  Purchaser hereby makes the following representations and warranties to each Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of each Closing:

(a)Organization and Authority.  Purchaser has been duly organized and is  validly existing and in good standing under the laws of the state of its formation.  Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement and the execution, delivery and performance of this Agreement has been authorized by all necessary corporate, limited liability company or partnership action and this Agreement is a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.  The person signing this Agreement on behalf of Purchaser is authorized to do so.  No consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental or quasi-governmental authority or other third party is required for Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)Pending Actions.  There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(c)Patriot Act.  Neither Purchaser, nor to Purchaser’s knowledge any individual or entity having an interest in Purchaser, is, nor will become, a person and/or entity with whom U.S. persons or entities are restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading with the Enemy Act, 50 U.S.C. App. § 5; any executive orders promulgated thereunder; any implementing regulations promulgated thereunder by OFAC (including those persons and/or entities named on the SDN List); or any other applicable law of the United States, including Executive Order 13224 or the USA Patriot Act).

Section 6.7Survival of Purchaser’s Representations and Warranties.

(a)The representations and warranties of Purchaser set forth in Section 6.6 hereof shall survive Closing for the Survival Period.

(b)During the Survival Period and subject to the provisions of this Section 6.7(b), each Seller and its officers, directors, employees, members, shareholders, representatives and agents (collectively, the “Seller Indemnified Parties”) shall be indemnified and held harmless by Purchaser from and against any Losses which such Seller Indemnified Parties suffers, sustains or becomes subject to as a result of any breach of the representations and warranties set forth in Section 6.6 herein by Purchaser provided, however, that the Seller Indemnified Parties shall not be entitled to indemnification hereunder unless the amount for which indemnification would otherwise be payable to the Seller Indemnified Parties exceeds the Threshold Amount, and, in such event, such right of indemnification for Losses shall be for every dollar for which indemnification would be due hereunder without regard of the Threshold Amount (e.g., the Purchaser will be liable for all matters from dollar one).

Article VII.
DEFAULT

Section 7.1Default by Purchaser.  In the event a Closing does not occur due to Purchaser’s default hereunder, and no Seller is not then in material default under this Agreement, the applicable Seller shall be entitled, as its sole and exclusive remedies, to either (i) terminate this Agreement in its entirety (provided that such termination shall have no effect upon any Closings that occurred prior to the date of such termination or the provisions of this Agreement that survive such Closings by their terms) and receive the Aggregate Deposit (or the portion thereof then held by Escrow Agent), which payment of the Aggregate Deposit shall operate to terminate this Agreement and release Sellers and Purchaser from any and all liability hereunder, or (ii) to terminate this Agreement with respect to the Company that is the subject of such Closing and receive the Deposit allocated to such Company on Schedule 2.5(b) as liquidated damages for the breach of this Agreement, in which event such Company shall be a Terminated Company and the provisions of Section 11.19 (other than clause (i) of Section 11.19) shall apply with respect to such Terminated Company, and no other Seller shall have recourse for such default.  Each Seller and Purchaser agree that the actual damages to such Seller in the event of such breach by Purchaser are impractical to ascertain and the amount of the Deposit so allocated to its respective Company on Schedule 2.5(b) is a reasonable estimate thereof.

Section 7.2Default by Sellers. In the event a Closing does not occur due to a Seller’s default hereunder, and Purchaser is not in material default under this Agreement, Purchaser shall be entitled, as its sole and exclusive remedy, to either (a) terminate this Agreement in entirety (provided that such termination shall have no effect upon any Closings that occurred prior to the date of such termination or the provisions of this Agreement that survive such Closings by their terms) and receive the return of the Aggregate Deposit (or the portion thereof then held by Escrow Agent), in which event Sellers shall pay Purchaser the actual costs and expenses, not to exceed the Pursuit Costs Cap, incurred by Purchaser in performing its due diligence investigations of the Property, in negotiating this Agreement, and in obtaining financing for Purchaser’s acquisition of the Property (including reasonable attorneys’ fees and expenses incurred in connection with all of the foregoing) (collectively, the “Pursuit Costs”), which return of the Deposit and payment of the Pursuit Costs to Purchaser shall operate to terminate this Agreement and release Sellers and Purchaser from any and all liability hereunder, or (b) terminate this Agreement only with respect to the Company that is subject to the applicable Closing and receive the return of the Deposit allocated to such Company on Schedule 2.5(b), in which event Sellers shall pay Purchaser the Pursuit Costs not to exceed the Pursuit Costs Cap, which return of the Deposit and payment of the Pursuit Costs to Purchaser shall cause such Company to be a Terminated Company and the provisions of Section 11.19 shall apply with respect to such Terminated Company, or (c) to enforce specific performance of the applicable defaulting Seller’s obligations under this Agreement, and if Purchaser prevails in an action for specific performance, Purchaser shall also be entitled to an award of damages in an amount equal to the aggregate net operating income derived from the applicable Seller’s Company’s Property during the period commencing on the date on which the applicable Closing was scheduled to occur and ending on the date on which such Seller’s Membership Interests in its respective Company are actually conveyed to Purchaser, provided that any action for specific performance must be filed against the applicable Seller on or before the ninetieth (90th) day following the date upon which the applicable Closing was to have occurred. Purchaser shall be deemed to have elected to proceed in accordance with the foregoing clause (b) and receive back the Deposit allocated to the applicable Company on Schedule 2.5(b) and receive payment of the Pursuit Costs if Purchaser fails to file suit for specific performance against the defaulting Seller on or before the ninetieth (90th) day following the date upon which the respective Closing was to have occurred. Notwithstanding the foregoing provisions of this Section 7.2 to the contrary, in the event that Purchaser elects to pursue specific performance pursuant to clause (c) above, but same is not an available remedy to Purchaser because the defaulting Seller has sold or conveyed its respective Membership Interests to a third party rather than to Purchaser or such defaulting Seller’s Company has sold or conveyed its respective Property to a third party rather than to Purchaser (or its assignee) or encumbered its respective Property, Purchaser may recover its Pursuit Costs and either: (i) if Purchaser elects to terminate this Agreement in its entirety, then Purchaser would receive a return of the Aggregate Deposit (or the portion thereof then held by Escrow Agent) and an additional amount equal to  the amount of the Aggregate Deposit (or the portion thereof then held by Escrow Agent) (the “7.2(i) Cap Amount”), which payment of the 7.2(i) Cap Amount shall operate to terminate this Agreement and release Sellers and Purchaser from any and all liability hereunder, or (ii) if Purchaser elects to terminate this Agreement with respect to the Company that is the subject of such Closing only, then Purchaser would receive a return of the Deposit allocated to such Company on Schedule 2.5(b) and an additional amount equal to the amount of the Deposit allocated to such Company on Schedule 2.5(b) (the “7.2(ii) Cap Amount”), in which event such Company shall be a Terminated Company and the provisions of Section 11.19 (other than clause (i) of Section 11.19) shall apply with respect to such Terminated Company, and no other Purchaser shall have recourse for such default.  Each Seller and Purchaser agree that the actual damages to such Purchaser in the event of a breach by Seller and the unavailability of specific performance are impractical to ascertain and either the 7.2(i) Cap Amount or the 7.2(ii) Cap Amount, depending on Purchaser’s election as set forth above, is a reasonable estimate of the damages. As used herein, the term “Pursuit Costs Cap” means (1) with respect to a termination of this Agreement pursuant to clause (a) above, the product of (i) Fifty Thousand and No/100 Dollars ($50,000.00) multiplied by (ii) the number of Companies for which Closing has not occurred pursuant to this Agreement as of the date of termination, and (2) with respect to a termination of this Agreement with respect to one or more Companies pursuant to clause (b) above, the product of (i) Fifty Thousand and No/100 Dollars ($50,000.00) multiplied by (ii) the number of Companies for which this Agreement has been terminated pursuant to clause (b) above.

Section 7.3Recoverable Damages.  Except as expressly set forth in Section 7.1 and Section 7.2 above, each Seller and Purchaser expressly waives its rights to seek damages of any kind for the failure of a Closing to occur by reason of the default of the other party, including, without limitation, consequential, exemplary or punitive damages, provided that notwithstanding Section 7.1 and Section 7.2 hereof, in no event shall the provisions of Section 7.1 and Section 7.2 or the foregoing provisions of this sentence limit the damages recoverable by either party against the other party due to the other party’s obligation to indemnify such party in accordance with this Agreement.

Article VIII.
RISK OF LOSS

Section 8.1Minor Damage.  In the event of loss or damage to or any condemnation of any Property, or any portion thereof, which is not “Major” (as hereinafter defined), this Agreement shall remain in full force and effect provided that the applicable Seller shall, or shall cause its respective Company to, assign to Purchaser all of such Seller’s or Company’s right, title and interest in and to any claims and proceeds such Seller or such Company may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question and the applicable Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under such Seller’s or its respective Company’s insurance policy or the cost of such repairs as determined in accordance with Section 8.3 hereof.  Upon each Closing, full risk of loss with respect to the applicable Property shall pass to Purchaser.

Section 8.2Major Damage.  In the event of a “Major” loss or damage to a Property, Purchaser may terminate this Agreement with respect to the Company that owns such Property by written notice to Seller as provided below, in which event such Company shall be a Terminated Company, in which event such Company shall be a Terminated Company, Escrow Agent shall promptly return the Deposit allocated to such Seller’s Company on Schedule 2.5(b) to Purchaser and the provisions of Section 11.19 shall apply with respect to such Terminated Company.  If Purchaser does not elect to terminate this Agreement with respect to such Company within ten (10) days after the applicable Seller sends Purchaser written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect or engineer in accordance with Section 8.3 hereof), then Purchaser shall be deemed to have elected to proceed with the purchase and sale of the Membership Interests of the Company that owns such damaged Property, in which event the applicable Seller shall, or shall cause its respective Company to, assign to Purchaser all of such Seller’s or such Company’s right, title and interest in and to any claims and proceeds such Seller or such Company may have with respect to any casualty insurance policies or condemnation awards relating to the  affected Property and the applicable Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under such Seller’s or its respective Company’s insurance policy or the cost of such repairs as determined in accordance with Section 8.3 hereof.

Section 8.3Definition of “Major” Loss or Damage.  For purposes of Section 8.1 and Section 8.2, “Major” loss or damage refers to the following:  (a) loss or damage to any Property hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect or engineer selected by Seller and reasonably approved by Purchaser, equal to or greater than one percent (1%) of the Purchase Price allocated to such Property on Schedule 2.3, (b) loss or damage or loss due to a condemnation which would permit the Government to terminate the Government Lease at the affected Property, and (c) any loss due to a condemnation which permanently and materially impairs the current use of or access to the affected Property.  If Purchaser does not give written notice to the applicable Seller of Purchaser’s reasons for disapproving an architect or engineer within five (5) Business Days after receipt of notice of the proposed architect or engineer, Purchaser shall be deemed to have approved the architect or engineer selected by the applicable Seller.

Section 8.4Additional Termination Right.  Notwithstanding anything to the contrary set forth in this Article VIII, in the event of any damage to any of the Improvements of a Property or any loss due to a condemnation or a Property (regardless of whether such damage or loss is minor or Major), if Purchaser has not otherwise terminated this Agreement with respect to the Company that owns such affected Improvements pursuant to this Article VIII, and the applicable Seller’s lender requires any insurance proceeds or condemnation awards be applied to any loan secured by the affected Property and not made available for restoration of such damage or loss, or, with respect to any damage, such damage is uninsured, Purchaser may, at Purchaser’s sole election, terminate this Agreement with respect to the Company that owns the affected Property by delivering written notice to the applicable Seller, in which event such Company shall be a Terminated Company, in which event such Company shall be a Terminated Company, Escrow Agent shall promptly return the Deposit allocated to such Seller’s Company on Schedule 2.5(b) to Purchaser and the provisions of Section 11.19 shall apply with respect to such Terminated Company.

Article IX.
COMMISSIONS

Section 9.1Brokerage Commissions.  In the event a Closing is consummated, the applicable Seller agrees to pay to Broker, at such Closing, a brokerage commission pursuant to a separate written agreement with respect to the sale of the applicable Membership Interests pursuant to this Agreement.  Purchaser and each Seller represent and warrant to the other that it has not dealt with any broker or agent in the negotiation of this transaction other than Broker.  Purchaser and each Seller agrees that if any person or entity makes a claim for brokerage commissions or finder’s fees related to the sale of a Property by the applicable Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all claims, causes of action, suit, loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith.  The provisions of this paragraph shall survive the Closing or any termination of this Agreement.

Article X.
DISCLAIMERS AND WAIVERS

Section 10.1No Reliance on Documents.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO SELLER MAKES ANY REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY SUCH SELLER OR ITS BROKERS OR AGENTS TO PURCHASER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.2Disclaimers.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NO SELLER IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY OWNED BY ITS RESPECTIVE COMPANY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY,

FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE APPLICABLE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE APPLICABLE PROPERTY INFORMATION OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SUCH SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE APPLICABLE PROPERTY.  PURCHASER ACKNOWLEDGES AND AGREES THAT UPON A CLOSING THE APPLICABLE SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE MEMBERSHIP INTERESTS, WITH THE RESPECTIVE COMPANY’S PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.

Section 10.3Survival of Disclaimers.  THE PROVISIONS OF THIS ARTICLE X SHALL SURVIVE EACH CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

Article XI.
MISCELLANEOUS

Section 11.1Confidentiality; Public Disclosure.

(a)Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to each Seller and each Company or their business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to those persons who are responsible for determining the feasibility of Purchaser’s acquisition of the Membership Interests, any present or prospective investors or lenders of Purchaser, Purchaser’s employees, title company, attorneys, accountants and other consultants who have been advised of the confidentiality of such information (collectively, “Permitted Outside Parties”).  Notwithstanding the foregoing, Purchaser shall have no obligation to maintain the confidentiality of any information which is available to the public or which has been obtained from sources not subject to the provisions hereof.  In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 11.1, the applicable Seller shall be entitled to an injunction restraining Purchaser or the Permitted Outside Parties from disclosing, in whole or in part, such confidential information.

(b)Prior to the last Closing, any release to the public of information with respect to the sales contemplated herein or any matters set forth in this Agreement will be made only in the form reasonably approved by Purchaser and Sellers.  In addition, following each Closing, the applicable Seller shall not issue a press release or otherwise communicate with media representatives regarding this sale and purchase of the applicable Membership Interests unless such release or communication has received the prior written approval of the Purchaser.

(c)Notwithstanding the foregoing, nothing set forth in this Section 11.1 shall preclude or be deemed to preclude a party from making (and a party may make) such disclosures as may be required pursuant to law or the order, decree, policy or rule of any court, regulatory or administrative authority or body, or, with respect to Purchaser, in connection with any debt or equity financing obtained to facilitate one or more of the transactions contemplated by this Agreement, and the form of such disclosure shall not be subject to Section 11.1(b).

(d)The provisions of this Section 11.1 shall survive any termination of this Agreement.

Section 11.2Assignment.  The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.  Purchaser may assign any or all its rights under this Agreement (e.g., with respect to the Membership Interests of one or more Companies) without first obtaining Seller’s written approval to any single purpose entity organized by Purchaser, by an affiliate of Purchaser, or by a fund or investor advised or managed by Purchaser or an affiliate of Purchaser, or to an affiliate of Purchaser; provided, however, (1) such assignment must occur at least ten (10) days prior to Closing and Purchaser must give written notice of such assignment to the applicable Seller(s) not later than ten (10) days prior to Closing, and (2) such assignee must agree in writing to assume all of the obligations as purchaser under this Agreement and Purchaser will not be relieved of its obligations hereunder. Notwithstanding the foregoing provisions of this Section 11.2, prior to the first Closing, Purchaser shall have the right to assign this Agreement and its rights under this Agreement to EGP MedBase REIT LLC, a Delaware limited liability company, provided that such assignee must agree in writing to assume all of the obligations as purchaser under this Agreement. If this Agreement is assigned, the applicable Seller(s) is not required to resubmit any requests to the Government for documents to be delivered by the applicable Closing(s) (e.g., the Statement of Lease, the Contractor Estoppel, the Lubbock Ground Lease Estoppel, the Lubbock Ground Lease Consent and Waiver, or the Lenexa City Lease Estoppel) with the name of the assignee.  Purchaser shall also have the right to designate one or more entities organized by Purchaser (each, a “Purchaser Designee”) to take title to the Membership of Interests of each Company at the applicable Closings.  The name of each Purchaser Designee that Purchaser anticipates will title to the Membership Interests of each Company is set forth on Schedule 11.2 attached hereto and made a part hereof.   Each Purchaser Designee shall have any all rights of Purchaser with respect to the applicable Seller’s post-Closing obligations under this Agreement and enforcement thereof.

Section 11.3Notices.  Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, or (c) legible electronic mail (e-mail) transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith.  Any notice may be given by a party or a party’s attorney.  If a notice is given by overnight delivery, it shall be deemed given on the first (1st) Business Day following delivery to the overnight courier.  Any notice given by personal delivery shall be deemed given on actual receipt by the addressee thereof (or upon refusal to accept delivery).  If a notice is given by electronic mail (e-mail) transmission, it shall be deemed given on the date of the transmission if given during normal business hours, provided that a copy of such transmission is also sent to the intended addressee by means described in clauses (a) or (b) above.

Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o US Federal Properties Co., LLC 4706 Broadway, Suite 240 Kansas City, MO 64112 Attention: Richard Baier E-mail: rbaier@usfpco.com
with a copy to:	Polsinelli PC 900 W. 48th Place, Suite 900 Kansas City, MO 64112 Attention: Daniel T. Murphy E-mail: dmurphy@polsinelli.com
If to Purchaser:	c/o Easterly Government Properties Inc. 2001 K Street, NW, Suite 775 North Washington, D.C. 20006 Attention: Andrew Pulliam, Executive Vice President E-mail: apulliam@easterlyreit.com
with a copy to:	Stroock & Stroock & Lavan LLP 1875 K Street, N.W., Suite 800 Washington, DC 20006-1253 Attention: Jeffrey R. Keitelman and Joseph F. Miller E-mail: jkeitelman@stroock.com jfmiller@stroock.com
If to Escrow Agent:	Chicago Title Insurance Company 1901 Pennsylvania Avenue, NW, Suite 201 Washington, DC 20006 Attention: Eric Taylor E-mail: taylore@ctt.com

Section 11.4Modifications.  This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

Section 11.5Entire Agreement.  This Agreement, including the exhibits and schedules hereto, contains the entire Agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

Section 11.6Further Assurances; Post Closing Cooperation.

(a)Purchaser and each Seller agrees that it will execute and deliver such other documents, provide such further information, and take such other action, whether prior or subsequent to the applicable Closing, as may be reasonably requested by the other party to further the transactions contemplated by this Agreement.

(b)Purchaser has advised Sellers that Purchaser (or its affiliates) may be required to file, in compliance with certain laws and regulations, audited financial statements, pro forma financial statements and other financial information related to the Properties for up to three (3) years prior to the applicable Closing and any interim period during the fiscal year in which the applicable Closing occurs (collectively, the “Financial Information”).  Following a Closing, the applicable Seller agrees to use its commercially reasonable efforts to cooperate with Purchaser and its representatives and agents in preparation of the Financial Information; provided, however, that no Seller shall be required to incur any material out-of-pocket expenses or costs unless Purchaser reimburses such Seller for same.  Each Seller shall maintain and allow access to, during normal business hours, such books and records of such Seller, such Seller’s accountants and such Seller’s manager of its respective Company’s Property reasonably related to such Property.  Further, so long as the persons in charge of the management of the applicable Property at the time of Closing remain in the employ of a Seller or an affiliate of a Seller, such Seller will make such persons reasonably available for interview.  Upon Purchaser’s request, each Seller agrees to provide a representation letter, signed by the individual(s) responsible for such Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, as may be required to assist the accountants in rendering an opinion on such Financial Information.  Notwithstanding the foregoing, no Seller shall be required to provide any information concerning (i) such Seller’s capital structure or debt, (ii) such Seller’s financial analyses or projections, investment analyses, account summaries or other documents prepared solely for such Seller’s internal purposes and not directly related to the operation of the Property, (iii) such Seller’s tax returns, or (iv) financial statements of such Seller or any affiliate of such Seller (other than Property-level financial statements).

(c)The provisions of this Section 11.6 shall survive the Closing.

Section 11.7Counterparts.  This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement.  It shall be necessary to account for only one such counterpart in proving this Agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 11.8E-mail Signatures.  In order to expedite the transaction contemplated herein, e-mailed signatures may be used in place of original signatures on this Agreement.  Each Seller and Purchaser intend to be bound by the signatures on the e-mailed document, are aware that the other party will rely on the e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

Section 11.9Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

Section 11.10Applicable Law.  THIS AGREEMENT IS PERFORMABLE IN THE STATE OF DELAWARE AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE.  EACH SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE.  PURCHASER AND EACH SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 11.10 SHALL SURVIVE EACH THE CLOSING OR THE EARLY TERMINATION OF THIS AGREEMENT.  EACH SELLER AND PURCHASER EACH WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 11.11No Third Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at the Closing are and will be for the benefit of Sellers and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at any Closing.

Section 11.12Exhibits and Schedules.  All schedules and exhibits attached to this Agreement shall be deemed to be an integral part of this Agreement.

Section 11.13Captions.  The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

Section 11.14Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

Section 11.15Termination of Agreement.  It is understood and agreed that if either Purchaser or Sellers terminate this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Sellers and Purchaser from all obligations under this

Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

Section 11.16Attorneys’ Fees.  If any Seller or Purchaser commences legal proceedings for any relief against the other party arising out of this Agreement or any documents, agreements, exhibits or certificates contemplated hereby, the losing party shall pay the prevailing party’s reasonable attorney’s fees upon final settlement, judgment or appeal thereof.

Section 11.17Time of the Essence.

(a)Time is of the essence of this Agreement; provided, however, that if a Seller or Purchaser is unable to effectuate the applicable Closing on the applicable Closing Date by reason of a FM Delay Event, then such Closing (and such Closing Date) shall be extended for such period of time as may be reasonably necessary to permit the affected party to complete such Closing following the cessation of the applicable FM Delay Event, but in no event shall, without written agreement of both the applicable Seller and Purchaser, such extension of the Closing (and the Closing Date) exceed a period of one hundred twenty (120) days due to such FM Delay Event.  Notwithstanding the foregoing, if the delay is such that the applicable recording office is not providing service such that the Title Company is able to issue the applicable Title Policy, then the applicable Closing (and the applicable Closing Date) shall be extended for such period of time as may be reasonably necessary to permit such Title Policy to be issued.

(b)If any date herein set forth for the performance of any obligations by a Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a day that is not a Business Day, the compliance with such obligations or delivery shall be deemed acceptable on the next Business Day.

Section 11.18Tax Deferred Exchange.  Either Purchaser or a Seller shall have the right to structure the sale or purchase of the applicable Membership Interests, as applicable, as a forward or reverse exchange thereof for other real property of a like-kind to be designated by such party (including the ability to partially assign this Agreement with respect to the applicable Membership Interests to the individual principals of such party as tenants-in-common, an entity established in order to effectuate such exchange including a qualified intermediary, an exchange accommodation title holder or one or more single member limited liability companies that are owned by any of the foregoing persons) (the “1031 Exchange”), with the result that the 1031 Exchange shall qualify for non-recognition of gain or loss under Section 1031 of the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and IRS Revenue Procedure 2000-37 (the “Like Kind Exchange Provisions”). The non-exchanging party shall execute any and all documents reasonably requested by the exchanging party to effect such 1031 Exchange (but shall have no obligation to take title or incur liability), and otherwise assist and cooperate with the exchanging party in effecting such 1031 Exchange, provided that any out-of-pocket costs and expenses incurred by the non-exchanging party as a result of structuring such transaction as a 1031 Exchange, as opposed to an outright sale of the applicable Membership Interests, shall be borne by the exchanging party. The exchanging party agrees to indemnify, defend, and hold the non-exchanging party, its officers, directors, shareholders, beneficiaries, members, partners, agents, employees and attorneys, and their respective successors and assigns (each, an “1031 Indemnified Party”) harmless from and against any claims, costs, damages, expenses (including, but not limited to, reasonable attorney’s fees and costs), liabilities and losses incurred by, claimed against or suffered by any Indemnified Party arising in connection with such 1031 Exchange. The foregoing indemnity shall survive the Closing or any termination of this Agreement. The exchanging party’s failure to effectuate any intended 1031 Exchange shall not relieve the exchanging party from its obligations to consummate the purchase and sale transaction contemplated by this Agreement and the consummation of a 1031 Exchange shall not be a condition precedent to such exchanging party’s obligations under this Agreement. The provisions of this Section 11.18 shall survive the applicable Closing or earlier termination of this Agreement.

Section 11.19Terminated Company.  In the event that pursuant to any provision of this Agreement, this Agreement is terminated with respect to one or more Companies (each, a “Terminated Company”), (i)  the Deposit allocated to such Terminated Company set forth on Schedule 2.5(b) shall be promptly delivered to Purchaser by Escrow Agent, and (ii) this Agreement shall be terminated solely as to such Terminated Company and thereafter neither the Seller owning such Terminated Company or Purchaser shall have any further rights, obligations or liabilities hereunder with respect to such Terminated Company, except for any obligations that expressly survive the termination of this Agreement with respect to such Terminated Company, and (iii) this Agreement shall otherwise remain in full force and effect as to all other Companies, provided that (a) the Aggregate Purchase Price shall be reduced by the amount allocated to Terminated Company as set forth on Schedule 2.3, (b) the Seller that owns the Terminated Company shall no longer be a party to this Agreement, (c) the Terminated Company shall no longer be included within the definition of “Properties” and the Property owned by such Terminated Company shall no longer be included within the definition of “Companies”, and the Real Property, Improvements, Government Leases, Licenses, Construction Contracts, Service Agreements, Intangibles and Membership Interests that are associated with such Terminated Company or its respective Property shall be likewise excluded.

[signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLERS:
BIRMINGHAM VA MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

CHATTANOOGA VA MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

COLUMBUS VA MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

CORPUS CHRISTI VA MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

JACKSONVILLE VA OPC MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

JOHNSON COUNTY VA MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

LUBBOCK VA MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

COBB COUNTY VA MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

PHOENIX VA MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

SAN ANTONIO VA MANAGING MEMBER LLC, a Delaware limited liability company

By:	/s/ Kevin T. Kelly
Name:	Kevin T. Kelly
Title:	Manager

[signatures continue on following page]

EASTERLY GOVERNMENT PROPERTIES LP, a Delaware limited partnership

By:	Easterly Government Properties Inc.,
a Maryland corporation,
its general partner

By:	/s/ Andrew G. Pulliam
Name:	Andrew G. Pulliam
Title:	Executive Vice President

[signatures continue on following page]

JOINDER BY ESCROW AGENT

Escrow Agent executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Section 2.5, Section 2.7 and Section 11.3 hereof.

ESCROW AGENT

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ R. Eric Taylor
	Name:	R. Eric Taylor
	Title:	SVP& Sr. Counsel

EXHIBIT A

LIST OF SELLERS, COMPANIES AND PROPERTIES

SELLER		COMPANY		PROPERTY
Birmingham VA Managing Member LLC, a Delaware limited liability company (the “Birmingham Seller”)	which owns 100% of the Membership Interests in:	Birmingham VA LLC, a Delaware limited liability company (the “Birmingham Company”)	which owns the:	Birmingham Property
Chattanooga VA Managing Member LLC, a Delaware limited liability company (the “Chattanooga Seller”)	which owns 100% of the Membership Interests in:	Chattanooga VA LLC, a Delaware limited liability company (the “Chattanooga Company”)	which owns the:	Chattanooga Property
Columbus VA Managing Member LLC, a Delaware limited liability company (the “Columbus Seller”)	which owns 100% of the Membership Interests in:	Columbus VA LLC, a Delaware limited liability company (the “Columbus Company”)	which owns the:	Columbus Property
Corpus Christi VA Managing Member LLC, a Delaware limited liability company (the “Corpus Christi Seller”)	which owns 100% of the Membership Interests in:	Corpus Christi VA LLC, a Delaware limited liability company (the “Corpus Christi Company”)	which owns the:	Corpus Christi Property
Jacksonville VA OPC Managing Member LLC, a Delaware limited liability company (the “Jacksonville Seller”)	which owns 100% of the Membership Interests in:	Jacksonville VA OPC, LLC, a Delaware limited liability company (the “Jacksonville Company”)	which owns the:	Jacksonville Property

A - 1

Johnson County VA Managing Member LLC, a Delaware limited liability company (the “Lenexa Seller”)	which owns 100% of the Membership Interests in:	Johnson County VA LLC, a Delaware limited liability company (the “Lenexa Company”)	which owns the:	Lenexa Property
Lubbock VA Managing Member LLC, a Delaware limited liability company (the “Lubbock Seller”)	which owns 100% of the Membership Interests in:	Lubbock VA LLC, a Delaware limited liability company (the “Lubbock Company”)	which owns the:	Lubbock Property
Cobb County VA Managing Member LLC, a Delaware limited liability company (the “Marietta Seller”)	which owns 100% of the Membership Interests in:	Cobb County VA LLC, a Delaware limited liability company (the “Marietta Company”)	which owns the:	Marietta Property
Phoenix VA Managing Member LLC, a Delaware limited liability company (the “Phoenix Seller”)	which owns 100% of the Membership Interests in:	Phoenix VA LLC, a Delaware limited liability company (the “Phoenix Company”)	which owns the:	Phoenix Property
San Antonio VA Managing Member LLC, a Delaware limited liability company (the “San Antonio Seller”)	which owns 100% of the Membership Interests in:	San Antonio VA LLC, a Delaware limited liability company (the “San Antonio Company”)	which owns the:	San Antonio Property

A - 2

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

ASSIGNMENT AND ASSUMPTION OF
MEMBERSHIP INTERESTS

THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (“Assignment”) is made this _________ day of ________, 202[_], by and between [______________________], a [_____________________] (“Assignor”) and EGP ______________________, a Delaware limited liability company (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of _____________, 2021 (the “Purchase Agreement”);

WHEREAS, the execution and delivery of this Assignment is contemplated by the Purchase Agreement;

WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Purchase Agreement;

WHEREAS, Assignor is the owner of one hundred percent (100%) of the membership interests (the “Membership Interests”) in [________________________], a [___________________] (hereinafter referred to as the “Company”) and is the sole member of the Company;

WHEREAS, Assignor desires by this Assignment to assign to Assignee all of its right, title and interest in and to the Membership Interests, and Assignee desires to accept same;

NOW, THEREFORE, for and in consideration of the Purchase Price paid by Assignee to Assignor under the Purchase Agreement, the terms and conditions of which are incorporated herein by reference, the parties agree as follows:

1.Assignment.  Effective as the date written above, the Assignor hereby assigns, transfers and sets over to the Assignee, free and clear of all liens, charges and encumbrances, all of Assignor’s right, title and interest, in and to the Membership Interests, and, subject to the terms and provisions contained in the Purchase Agreement, the Assignee accepts and assumes from the Assignor all of Assignor’s right, title and interest in and to the Membership Interests.  Assignor and Assignee intend this Assignment to be an absolute and unconditional assignment of all of Assignor’s right, title and interest in the Membership Interests, including (without limitation) any and all claims to all revenues, issues, earnings, rents, income and profit derived or attributable to the Company from and after the date hereof.

2.Admission.  Assignor hereby grants to Assignee the right to be admitted to the Company as a substitute member with respect to the Membership Interests assigned hereunder.

3.Indemnification.  Assignor hereby confirms the indemnification provisions as provided in the Purchase Agreement.

4.Conflict with Purchase Agreement.  In the event of a conflict between the terms and conditions of this Assignment and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement will govern, supersede and prevail.  Notwithstanding anything to the contrary in this Assignment, nothing herein is intended to, nor shall it, extend, amplify, or otherwise alter the representations, warranties, covenants and obligations of the parties contained in the Purchase Agreement or the survival thereof.

5.Notices.  Any notice, request or other document to be given hereunder to any party hereto will be given in the manner specified in Section 11.3 of the Purchase Agreement.  Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

6.Amendment.  This Assignment may not be amended or modified except by an instrument in writing signed by, or on behalf of, Assignor and Assignee.

7.Governing Law.  This Assignment is governed by and will be construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.Counterparts.  This Assignment may be executed in several counterparts, by separate signature pages, and/or by electronic signatures, each of which may be deemed an original, and all such counterparts, separate signature pages, and electronic signatures together shall constitute one and the same Assignment.

[Signatures appear on the following page]

IN WITNESS WHEREOF, each party has executed and entered into this Assignment, or given consent thereto, the day and year first written above.

ASSIGNOR:
[___________________],
a [________________]

By:
Name:
Title:

ASSIGNEE:

EGP [__________________],
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT E

FORM OF RESIGNATION OF MANAGING MEMBER

Resignation of Managing Member

This Resignation of Managing Member (“Resignation”) is made and given as of the Closing pursuant to that certain Purchase and Sale Agreement (the “Agreement”), dated as of __________, 2021, by and among [________________________, a _______________________] (collectively, the “Sellers”), and EASTERLY GOVERNMENT PROPERTIES LP, a Delaware limited partnership (“Purchaser”). Each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. Unless and until the Closing shall have occurred, this Resignation shall have no force or effect.

[____________________], as sole member and managing member of [_______________], a [___________________] (the “Company”), hereby resigns as managing member of the Company without right to severance or other compensation upon or after Closing.

IN WITNESS WHEREOF, [_______________], a [__________________], has signed and delivered this Resignation as of [_____________], 202[__].

[__________________________],
a [_____________________]

By:
Name:
Title:

E -1

EXHIBIT H

CONTRACTOR ESTOPPEL

THIS CONTRACTOR ESTOPPEL CERTIFICATE (this “Certificate”) is made this ___day of __________, 20__, by [_______________________] (“Contractor”), to and for the benefit of _________________________, having an address at c/o Easterly Government Properties, 2001 K Street, NW, Suite 775 North, Washington, DC 20006 (collectively with any affiliate thereof that acquires title to the Property (as defined below), “Purchaser”).

STATEMENT OF FACTS:

The Contractor is the [___________________] under that certain [____________________________] between [_________________], (“Owner”), as owner, and Contractor, as [______________], dated [_________________] (as amended, the “Contract”), with respect to certain property and improvements located (or to be located) at [______________________] (collectively, the “Property”), as more particularly defined and described in the Contract.

NOW, THEREFORE, Contractor hereby certifies as follows:

1.

The Contract has not been amended, modified or supplemented except for [________________________].  The Contract, as so modified, is in full force and effect and represents the entire agreement between Owner and Contractor with respect to the Property. A true, correct and complete copy of the Contract is attached hereto as Exhibit A.

2.	Neither Contractor nor, to General Contractor’s knowledge, Owner is in default under the GC Contract.
3.

As of the date hereof, Owner has made timely payments to Contractor for all amounts due and payable to Contractor under the Contract.  [APPLICABLE STATEMENT TO BE SELECTED:  At the time of execution of this Certificate, the Contractor notes that the total of $_________________ remains due under the Contract.

– OR –  At the time of execution of this estoppel, the final payment has been made by Owner to Contractor and no other amounts are owed to Contractor.]

4.

[APPLICABLE STATEMENT TO BE SELECTED:  At the time of execution of this Certificate, the following work remains to be completed through inspection by Contractor: [LIST ITEMS TO BE COMPLETED].  Except for the aforementioned items, no other work is required to be performed by Contractor, or any third-party engaged by Contractor, under the Contract except for warranty work.

– OR – Other than any warranty work no other work is required to be performed by Contractor, or any third-party engaged by Contractor, under the Contract.]

5.

As of the date hereof, Contractor has paid all amounts due and payable to all contractors, subcontractors, consultants and other agents or representatives engaged by Contractor in connection with Contractor’s obligations under the Contract.

6.	This certificate has been duly authorized, executed and delivered by Contractor.

THE REMAINDER OF THIS PAGE
INTENTIONALLY BLANK

Contractor acknowledges and agrees that this certificate may be relied upon by, and shall inure to the benefit of, Owner, Purchaser, any purchaser of the Property or Owner’s direct or indirect interest therein, any lenders of Purchaser, Owner and/or to any of Owner’s and/or Purchaser’s constituent entities, and the successors and/or assigns of any of the foregoing.

IN WITNESS WHEREOF, Contractor has executed this Certificate as of the date above first written.

[__________________________],
a [_____________________]

By:
Name:
Title:

EXHIBIT I

FORM OF VENDOR NOTICE LETTER

[CLOSING DATE]

[NAME]

[VENDOR]

[ADDRESS]

[CITY]

Re:Notice of ________________________ (the “Property”)

Dear [NAME]:

Please be notified that, as of the date hereof (the “Closing Date”), [__________________], a Delaware limited liability company (“Purchaser”), purchased one hundred percent (100%) of the direct or indirect ownership interests of [______________], which is the owner of the Property.

Accordingly, please send all future bills for services rendered in connection with the Property to Purchaser, at the following address:

Attn:

For all bills seeking payment for services which were provided both before and after the Closing Date, please be certain that such bills clearly indicate the amount of the charges incurred before the Closing Date and those charges incurred after the Closing Date.  Thank you.

Very truly yours,

[__________________________],
a [_____________________]

By:
Name:
Title:

I - 1

[__________________________],
a Delaware limited liability company

By:
Name:
Title:

I - 2

EXHIBIT J

FORM OF NOVATION AGREEMENT

Novation Agreement

_______________________, a [_____________________] duly organized and existing under the laws of ______________ [insert State] (the (“Transferor”); [__________________________], a [___________________] duly organized and existing under the laws of ______________ [insert State] with its principal office in ________________ [insert city] (the “Transferee”); and the United  States of America (“Government”) enter into this Novation Agreement (this “Agreement”) as of [__________], 202_  [insert the date transfer of assets became effective under applicable State law].

(a)The parties agree to the following facts:

(1)The Government, represented by various Contracting Officers of the General Services Administration, has entered into that certain lease with the Transferor, namely, that certain Lease for Real Property classified as Lease No. [__________]. The term “Lease,” as used in this Agreement, means the above described lease, including all modifications, made between the Government and the Transferor or its predecessor before the effective date of this Agreement (whether or not performance and payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under the Lease). Included in the term “Lease” is also all modifications made under the terms and conditions of the Lease between the Government and the Transferee, on or after the effective date of this Agreement.

(2)As of ____________, 202_, the Transferor has transferred to the Transferee all the assets of the Transferor involved in performing its obligations under the Lease by virtue of a special warranty deed and assignment and assumption of leases between the Transferor and the Transferee~~.~~

(3)The Transferee has acquired all the assets of the Transferor involved in performing the Lease by virtue of the above transfer.

(4)The Transferee has assumed all obligations and liabilities of the Transferor under the Lease by virtue of the above transfer.

(5)The Transferee is in a position to fully perform all obligations that may exist under the Lease.

(6)It is consistent with the Government’s interest to recognize the Transferee as the successor party to the Lease.

(7)Evidence of the above transfer has been filed with the Government.

(8)Transferor and Transferee represent that the transfer has been properly effected and agree that the Government may rely on this representation.

(9)Transferee will abide by Clause 52.209-6 Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment, contained within the Lease.

(b)In consideration of these facts, the parties agree that by this Agreement~~:~~

(1)The Transferor confirms the transfer to the Transferee, and waives any claims and rights against the Government that it now has or may have in the future in connection with the Lease.

(2)The Transferee agrees to be bound by and to perform the Lease in accordance with the conditions contained in the Lease. The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the Lease as if the Transferee were the original party to the Lease.

(3)The Transferee is bound by all previous actions taken by the Transferor with respect to the Lease, with the same force and effect as if the action had been taken by the Transferee.

(4)The Government recognizes the Transferee as the Transferor’s successor in interest in and to the Lease. The Transferee by this Agreement becomes entitled to all rights, titles, and interests of the Transferor in and to the Lease as if the Transferee were the original party to the Lease. Following the effective date of this Agreement, the term “Lessor,” as used in the Lease, shall refer to the Transferee.

(5)Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor.

(6)All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the Lease, shall be considered to have discharged those parts of the Government’s obligations under the contracts. All payments and reimbursements made by the Government after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute a complete discharge of the Government’s obligations under the Lease, to the extent of the amounts paid or reimbursed.

(7)The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly arising out of or resulting from the transfer or this Agreement, other than those that the Government in the absence of this transfer or Agreement would have been obligated to pay or reimburse under the terms of the Lease.

(8)The Transferor guarantees payment of all liabilities and the performance of all obligations that the Transferee—

(i)Assumes under this Agreement; or

(ii)May undertake in the future should these contracts be modified under their terms and conditions. The Transferor waives notice of, and consents to, any such future modifications.

(9)The Lease shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

(10)As between the Transferor and Transferee only, their respective obligations and liabilities one to the other shall continue to be as set forth in private sector documents, executed between Transferor and Transferee.

UNITED STATES OF AMERICA,

By:
Name:
Title:

TRANSFEROR:
[__________________________],
a [____________________]

By:
Name:
Title:

CERTIFICATE

I, [INSERT NAME OF WITNESSING OFFICER OF TRANSFEROR], certify that I am the [INSERT TITLE OF WITNESSING OFFICER OF TRANSFEROR] of [INSERT NAME OF TRANSFEROR], that [INSERT NAME OF OFFICER WHO SIGNED ON BEHALF OF TRANSFEROR], who signed this Agreement for [INSERT NAME OF TRANSFEROR], was then [INSERT TITLE OF OFFICER WHO SIGNED ON BEHALF OF TRANSFEROR] of [INSERT NAME OF TRANSFEROR]; and that this Agreement was duly signed for and on behalf [INSERT NAME OF TRANSFEROR] by authority of its governing body and within the scope of its powers. Witness my signature of [INSERT NAME OF TRANSFEROR], this day of __________________ 202[__].

By _______________________________________________

_________________________________

TRANSFEREE:

[__________________________],

a [____________________]

By:
Name:
Title:

CERTIFICATE

I, [INSERT NAME OF WITNESSING OFFICER OF TRANSFEREE], certify that I am the [INSERT TITLE OF WITNESSING OFFICER OF TRANSFEREE] of [INSERT NAME OF TRANSFEREE], that [INSERT NAME OF OFFICER WHO SIGNED ON BEHALF OF TRANSFEREE], who signed this Agreement for [INSERT NAME OF TRANSFEREE], was then [INSERT TITLE OF OFFICER WHO SIGNED ON BEHALF OF TRANSFEREE] of [INSERT NAME OF TRANSFEREE]; and that this Agreement was duly signed for and on behalf [INSERT NAME OF TRANSFEREE] by authority of its governing body and within the scope of its powers. Witness my signature of [INSERT NAME OF TRANSFEREE], this day of __________________ 202[__].

By _______________________________________________

EXHIBIT K

CERTIFICATE REGARDING FOREIGN
INVESTMENT IN REAL PROPERTY TAX ACT

Section 1445 of the United States Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of an interest in U.S. real property interest must withhold tax if the transferor is a foreign person.  For purposes of this Affidavit, “Transferor” is _________________, because for U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and the disregarded entity).  To inform the transferee that withholding of tax is not required upon the disposition of ______________________, a _________________ (“Property Owner,” a disregarded entity of Transferor), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);
2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;
3.	Property Owner is a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations.
4.	Transferor’s U.S. employer identification number is __________; and
5.	Transferor’s office address is ___________________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:  _______________, 20___

[__________________________], a [___________________]

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By:
Name:
Title:

STATE OF ______________)
) SS.
COUNTY OF_____________)

On [date], before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared [name of officer] who acknowledged himself/herself to be the [title of officer] of [___________________], a [__________________], in said entity’s capacity as the sole [___________________] of [_________________], a [___________________], and that he/she executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

Notary Public

My Commission Expires:

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EXHIBIT L

FORM OF STATEMENT OF LEASE

STATEMENT OF LEASE

[_________, 20__]

[ADDRESS OF LESSOR]

________________________

________________________

________________________

Re:______________ – GS_____________ dated _________

Ladies and Gentlemen:

This statement of lease is issued subject to the conditions stated in clause 5 of Government Form 3517, General Clauses, of the Lease.  The undersigned, a Contracting Officer of the United States of America, hereby confirms and represents, to the best of his/her knowledge and belief, the following as of the above date:

6.

Lease No. [__________________] between the United States of America (“Lessee”) and [________________], a [______________________] (“Lessor”), dated [__________________], 20___, as amended by that certain [list of amendments attached]___________________, (as amended, the “Lease”), for a total of approximately ___________ net rentable square feet and ___ parking spaces.  The term of the Lease is for ___ years firm.

7.

Neither the Lessee nor the Lessor is in default under the performance of any of the obligations, terms, covenants or conditions of the Lease and neither party has issued any notice of default under the Lease that has not been cured as of the date hereof.

8.	The current annual rent is $______________, payable monthly in arrears at a rate of $____________, and rent has been paid through ___________________.
9.	The Lease is in full force and effect, and has not been modified, supplemented, canceled or amended except as set forth therein.
10.	The balance of any “tenant improvement allowance” remaining due and unpaid under the Lease is $_____________.
11.	An inspection of the Premises has not been conducted for the purpose of this statement of lease. This statement of lease shall not be construed as a waiver of any of the Lessee’s

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rights as a sovereign, or any rights, benefits or interests that the Lessee has under the terms and provisions of the Lease.

The undersigned is authorized to execute this statement of lease on behalf of the Lessee.

Sincerely,

THE UNITED STATES OF AMERICA

By:
Name:
Title:

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EXHIBIT M

FORM OF MECHANICS’ LIEN INDEMNITY

CHICAGO TITLE INSURANCE COMPANY

PERSONAL UNDERTAKING AGAINST MECHANIC’S LIENS

COUNTY:	ORDER NO.:

STATE:	INDEMNITY NO.:

WHEREAS, the undersigned desires that CHICAGO TITLE INSURANCE COMPANY, (hereinafter called the “Company”) issue its Owner’s Policy of Title Insurance, including any Binder, Commitments or Report preliminary thereto in favor of [Easterly Government Properties LP, a Delaware limited partnership] (the “Insured”) (all of which are hereafter referred to as “the Policy”) insuring the following described real property, to wit:

SEE EXHIBIT “A” ATTACHED

AND WHEREAS, the undersigned desires that the Policy shall not except mechanics’ or materialmen’s liens from the risk thereby insured against, or shall, in the alternative, provide affirmative coverage against such liens;

AND WHEREAS, the Company may hereafter in the ordinary course of business issue other policies, binders, commitments or title reports on the title to the property (all of which are referred to hereafter as “Future Policies”).

NOW THEREFORE, as an inducement to the Company to issue the Policy, and in consideration of the issuance of any such Policy, the undersigned covenants and agrees with the Company forever fully to indemnify, protect, defend and save harmless the Company from and against all actual out of pocket loss, costs, damages and attorney’s fees by reason of the priority or claim of priority over the Insured set forth in the Policy of any lien or claim of lien for labor, services, or materials (including allowances for interest or profit) of any general contractor, subcontractor, sub-subcontractor, materialmen or any person whatsoever, or by reason of any equitable or statutory lien against said premises arising by reason of or in the course of any construction, improvement or work of any nature, whether heretofore completed, now in progress or hereafter to be done pursuant to any contract let by [Property Name] VA LLC, a Delaware limited liability company (the “Property Owner Contracts”), but not any contracts let by the Insured or any other third party.

The actual out of pocket loss, costs, damages and attorney’s fees hereby indemnified against shall include the costs and expenses in defending the title or interest of the Insured under the Policy.  This undertaking shall apply to any Future Policies pursuant to the order identified above and any modification thereof or any order supplemental thereto or in substitution therefor.  In the event the Company shall issue its Policy or Future Policies, containing any exception relating to any mechanics’ or materialmen’s liens, the undersigned will nevertheless indemnify, protect, defend and save harmless the Company from all actual out of pocket loss, costs, damages and attorney’s

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fees by reason of the priority or claim of priority over the Insured set forth in the Policy or Future Policies by reason of any liens or claims of liens not so excepted to the extent arising under any Property Owner Contracts.

[Property Name] VA Managing Member LLC,
a Delaware limited liability company

By:
Name:
Title:	Manager

Address:

IN WITNESS WHEREOF, the undersigned, being the Manager of [Property Name] VA Managing Member LLC, a Delaware limited liability company, has caused these presents to be signed on behalf of said limited liability company.

__________________________________________

Notary Public

My Commission Expires:_____________________________

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EXHIBIT Q

FORM OF OWNER’S AFFIDAVIT AND GAP INDEMNITY

OWNER/SELLER AFFIDAVIT

State of                                                         )

                                                           )to wit:

County of                                                   )

The undersigned (the “Affiant”), solely in his capacity as Manager of Managing Member, being duly sworn according to law, deposes and says:

1.

Affiant is the Manager of [Property Name] VA Managing Member LLC, a Delaware limited liability company (the “Managing Member”), which is the sole member and managing member of  [Property Name] VA LLC, a Delaware limited liability company (the “Owner”), which is the owner of all that certain property (the “Property”) described in Chicago Title Insurance Company’s Commitment for Title Insurance No. (the “Commitment”).

2.

In Affiant’s capacity as Manager, Affiant is personally familiar with the management and operation of the Property, including the existence of any tenancies, leases, parties in possession and other occupancies, and payment of taxes and assessments in connection therewith.

3.

To Affiant’s knowledge, (i) Owner’s enjoyment of the Property has been peaceful and undisturbed and the title to the Property has never been disputed or questioned, (ii) there are no known facts by reason of which title to, or possession of the Property might be disputed or questioned, or by reason of which any claim to the Property or any portion thereof might be asserted adversely to such title or possession.

4.

A complete list of all parties in possession of any portion of the Property is attached hereto as Exhibit A and made a part hereof. There are no other tenancies, leases, parties in possession or other occupancies of the Property and each of the parties disclosed on the attached list occupies the Property or has a right to such occupancy either as a tenant from month to month without lease or pursuant to the terms of an unrecorded lease and that none of said leases contains an Option to Purchase or a Right of First Refusal.

5.	No proceeding in bankruptcy has ever been instituted by or against the Owner, nor has the Owner ever made an assignment for the benefit of creditors.
6.

To Affiant’s knowledge, there is no action or proceeding relating to the Property in any State or Federal Court in the United States nor do I know of any State or Federal Judgment or any Federal Lien of any kind or nature whatever which now constitutes a lien or charge upon the Property.

7.	To Affiant’s knowledge, there are no unrecorded easements affecting title to the Property.
8.	To Affiant’s knowledge, Owner has received no written notice of any taxes and/or special assessments affecting the Property other than those shown on the Commitment.
9.

To Affiant’s knowledge, Owner has received no written notice of any unpaid charges for taxes, water and/or sewer services, or other utility charges, or unpaid special assessments for items such as improvements for sidewalks, curbs, gutters, sewers, storm water assessments, etc., not shown as existing liens in the public records.

10.

There are no unpaid bills or claim for labor or services performed or materials furnished or delivered during the last six (6) months for alterations, repair, work, or new construction on the Property, except: See Exhibit B.

11.	There are no contracts for the making of repairs or improvements on the Property except as follows: See Exhibit B.
12.

Other than the contract with [Easterly Government Properties LP, a Delaware limited partnership] (“Buyer”) or as otherwise disclosed in this Affidavit, Owner has not executed any instruments or taken any actions which would create an interest in or affect the title to the Property or any portion thereof which remain unrecorded as of the date hereof, and will not execute any such instruments or take any such actions prior to recording of the instrument to be insured pursuant to the Commitment.  The foregoing notwithstanding, it is hereby covenanted and agreed and expressly made part of this agreement that the liability of the undersigned hereunder, as to this paragraph 12, shall cease and terminate at such time as Chicago Title Insurance Company (the “Company”) shall have completed all of its various title searches covering the Property through the date of recording of the documents required to establish the interests to be insured, required for the issuance of the above policy; provided, however, that 1) no rights, interests, liens, claims, encumbrances, or defects in title, or any rights existing by reason of or in consequence thereof, or growing out thereof, are disclosed by the said various title searches and examination; 2) there is then pending no suit, action, or proceeding either direct or collateral, to assert, establish, or enforce the said mentioned rights, interests, liens, claims, encumbrances, or defects in title, or any rights existing or arising by reason of or in consequence thereof or growing out thereof; 3) that no judgment, order or decree rendered in any such proceeding remains unsatisfied; and 4) that the undersigned is not in default in the performance of any of the terms, covenants and conditions hereof.

13.	To Affiant’s knowledge, Owner has received no written notice of any present violations on the Property of any enforceable covenants, conditions or restrictions.
14.

No portion of the Property is used in such a way is to be subject to the Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq., the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., or any similar state laws (restaurant, café, grocery, butcher shop or like uses) except as follows: None.

15.	This affidavit is given to induce the Company to issue its policy or policies of title insurance to Buyer with full knowledge that it will be relying upon the accuracy of same.

The Owner hereby requests that the Company issue its Policy of Title Insurance upon the Property without the General Exceptions set out in Schedule B-2, shown in the Commitment. Owner does hereby agree to indemnify and hold the Company harmless of and from all actual out of pocket loss, cost, damage and expense of every kind, including reasonable attorneys’ fees, which the Company actually sustains or become liable for under its policy now to be issued to Buyer on account of reliance on the statements made herein, including but not limited to matters that may be recorded between the effective date of the Commitment and the time of the recording of the same instruments described in said Commitment.

By:

[Name],

Solely in his capacity as Manager of Managing Member

Subscribed and sworn to before me this ______ day of  _____________, 20__.

__________________________________________

Notary Public

My Commission Expires:______________________________

EXHIBIT A

LEASES

EXHIBIT B

WORK/CONTRACTS

EXHIBIT R

FORM OF NON-IMPUTATION ENDORSEMENT AFFIDAVIT

State of      _______________________)

County of   _______________________) ss.

Affidavit and Indemnity

The undersigned, being first duly sworn, on oath, deposes and says the following:

1.	The undersigned, (the “Affiant”), is a Manager of [Property Name] VA Managing Member LLC, a Delaware limited liability company (the “Company”).
2.

Chicago Title Insurance Company (“CTIC”) has issued a Commitment for Title Insurance No.                            with an Effective Date of                            (the “Commitment”) which describes certain real property on Schedule A thereto (the “Property”).

3.	The Company is the sole member and managing member of [Property Name] VA LLC, a Delaware limited liability company (the “Property Owner”), which is the owner of the Property.
3.	To the best knowledge of the Affiant, Affiant states that:
a.

Other than as disclosed on Schedule B – Section 2 of the Commitment, there are no liens, encumbrances, restrictions, easements or other adverse claims against the title to the Property, other than the following: ___________________________________________(If none,  state “None”); and

b.

Other than as disclosed on Schedule B – Section 1 of the Commitment, there are presently no inchoate rights which may ripen into any lien, encumbrance, restriction, easement or other adverse claim against the title to the Property, other than the following: _______________________________(If none, state “None”).

4.	The Affiant makes these statements after appropriate inquiry with the other managers and employees who have had substantial contact with the Property.
5.

The Affiant makes these statements in this Affidavit to induce CTIC to issue an Owner’s Policy of Title Insurance with [Easterly Government Properties LP, a Delaware limited partnership] (“Buyer”) and insuring title to the Property pursuant to the terms of the Commitment together with the non-imputation endorsement attached hereto as Exhibit A (the “Endorsement”).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Dated:

By:

[Name],  solely in his capacity as Manager of the Company

The following indemnity is given to CTIC as a further inducement to it to issue the Endorsement.

[Insert name of entity providing the Indemnity] (the “Indemnitor”) hereby indemnifies the Company against any actual out of pocket loss, cost or damage which the Company suffers by virtue of a claim made by Buyer under the Endorsement due to the existence of any lien, encumbrance, right, restriction, easement or other adverse claim against or with respect to the title to the Property which was not disclosed in the above Affidavit but which (i) was known to Affiant at the time of making the Affidavit, and (ii) should have been so disclosed in order to make all statements in the Affidavit true and correct.  The Indemnitor understands such loss, cost or damage includes reasonable out of pocket court costs and attorney’s fees expended by the Company in defending the title or interest of the Buyer against such lien, encumbrance, right, restriction, easement or other adverse claim.

The Indemnitor further agrees to pay all reasonable out of pocket court costs and attorney’s fees which CTIC incurs in enforcing the terms of this indemnity agreement.

Dated:

[Name of Company]

By:
Name:
Title:

Subscribed and sworn to before me this                    day of                 , 20 by

                                      .

Notary Public

Commission Expires:                                                                SEAL

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